Exhibit 4.7

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 27, 2025

AND

MANAGEMENT INFORMATION CIRCULAR

ALMONTY INDUSTRIES INC.

PROPOSED DOMESTICATION – YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

We are furnishing the accompanying management information circular to shareholders (“Shareholders”) of Almonty Industries Inc. (“Almonty” or the “Company”) in connection with the solicitation of proxies by our management for use at a special meeting of Shareholders to be held in the North Boardroom at the offices of Suite 300 – 1055 W. Hastings Street, Vancouver, British Columbia on February 27, 2025 at 10:00 a.m. (Vancouver time) (the “Meeting”).

The purpose of the Meeting is to obtain Shareholder approval to change Almonty’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware in the United States of America (the “Domestication”) through a court approved plan of arrangement (the “Plan of Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”).

The Domestication reflects the growing importance of the United States in our strategic positioning, particularly given its strong regulatory framework for critical materials such as tungsten and molybdenum. It will also align our corporate structure with the location of a significant portion of our Shareholder base and is expected to enhance Almonty’s long-term competitiveness in light of global geopolitical tensions and policies in key economies shifting to encourage domestic sourcing of critical raw materials.

The State of Delaware in particular was chosen as our new domicile because it expressly accommodates continuances under Section 192 of the CBCA and is recognized for its comprehensive body of corporate law. Supported by decades of case law in Delaware courts, the Delaware General Corporation Law provides well-defined guidance on the duties and obligations of directors and officers, offering legal clarity that is expected to benefit both the Company and the Shareholders.

If we complete the Domestication, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law. In addition, each outstanding common share of the Company (“Common Shares”) as a Canadian corporation will then represent one share of common stock (each a “New Almonty Share”) of the continued Delaware corporation. Our Common Shares are currently traded on the Toronto Stock Exchange (the “TSX”) and the Australian Securities Exchange (the “ASX”) (in the form of CHESS Depositary Interests (“CDIs”)), both under the symbol “All”. Upon the completion of our Domestication, the New Almonty Shares will continue to be listed on the TSX under the symbol “All” and will be listed on the ASX (in the form of CDIs) under a symbol that remains to be determined and will be announced at a later date. Further, our management will be comprised of the same directors and executive officers who served in such capacities immediately prior to the Domestication.

The record date for the determination of Shareholders entitled to receive notice of, and to vote at, the Meeting is January 28, 2025. At such date, 273,020,823 Common Shares were outstanding. The holders of at least two-thirds of our Common Shares present at the Meeting in person or by proxy (and assuming a quorum of our outstanding Common Shares are represented at the Meeting in person or by proxy) must vote to approve the Domestication. If the Domestication is completed, dissenting Shareholders have the right to be paid the fair value of their Common Shares under Section 190 of the CBCA as modified by the Plan of Arrangement and the interim order of the Ontario Superior Court of Justice (Commercial List) in respect of the Plan of Arrangement. If approved by Shareholders, the Domestication is expected to become effective as soon as practicable after the Meeting.

Your existing certificates representing your Common Shares will represent the same number of New Almonty Shares after the Domestication without any action on your part. You will not need to exchange any share certificates. We will issue new certificates to you representing New Almonty Shares upon a transfer of the shares by you or at your request.

The accompanying management information circular (the “Circular”) provides a detailed description of our proposed Domestication and other information to assist you in considering the proposal on which you are asked to vote. We urge you to review this information carefully and, if you require assistance, to consult with your financial, tax or other professional advisers.

Almonty’s board of directors has carefully considered the benefits of the Domestication and unanimously recommends that you vote FOR approval of the Domestication by voting FOR the Arrangement Resolution (as defined in the Circular).

Your vote is very important. Whether or not you plan to attend the Meeting, we ask that you indicate the manner in which you wish your Common Shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. If your Common Shares are registered in your name, you may vote in person if you attend the Meeting, even if you send in your proxy.

We appreciate your continued interest in Almonty. Very truly yours,

(signed) “Lewis Black”

Lewis Black

Chairman of the Board of Directors, President and Chief Executive Officer

ALMONTY INDUSTRIES INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 27, 2025

NOTICE IS HEREBY GIVEN that the special meeting of the holders of common shares (the “Common Shares”, and holders thereof, the “Shareholders”) of Almonty Industries Inc. (the “Company”) will be held in the North Boardroom at the offices of Suite 300 – 1055 W. Hastings Street, Vancouver, British Columbia on February 27, 2025 at 10:00 a.m. (Vancouver time) (together with any adjournment or postponement thereof, the “Meeting”).

The following business of the Company will be transacted at the Meeting:

1.	in accordance with the interim order of the Ontario Superior Court of Justice (Commercial List) (the “Court”) dated January 31, 2025 (the “Interim Order”), to consider and, if deemed advisable, to pass, with or without variation, a special resolution approving an arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “Arrangement Resolution”) in order to effect the continuance and domestication of the Company as a Delaware corporation; and

2.	to transact such other business as may properly come before the Meeting.

The specific details of the matters to be put before the Meeting are set forth in the accompanying management information circular (the “Circular”), including the Arrangement Resolution and the plan of arrangement (the “Plan of Arrangement”), which sets forth the details of the Arrangement. This Notice is also accompanied by a form of proxy or voting instruction form.

The record date for determining the Shareholders entitled to receive notice of and vote at the Meeting is the close of business on January 28, 2025 (the “Record Date”). Only Shareholders whose names have been entered in the register of Shareholders as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. All non-registered Shareholders who plan to attend the Meeting must follow the instructions set out in the voting instruction form and in the Circular to ensure that such Shareholders’ Common Shares will be voted at the Meeting. If you hold your Common Shares in a brokerage account, you are not a registered Shareholder.

Registered Shareholders are entitled to vote at the Meeting either in person or by proxy. Regardless of whether a registered Shareholder plans to attend the Meeting in person, please complete, date and sign the enclosed form of proxy and deliver it in accordance with the instructions set out in the form of proxy and in the Circular. To be effective, a proxy must be received by the Company’s transfer agent, Computershare Investor Services Inc., by no later than 10:00 a.m. (Vancouver time) on February 25, 2025, or in the case of any postponement or adjournment of the Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the postponed or adjourned meeting. Late proxies may be accepted or rejected by the Chairperson of the Meeting in his or her discretion. The Chairperson is under no obligation to accept or reject any particular late proxy.

As set out in the notes to the form of proxy, the enclosed proxy is solicited by management, but you may amend it, if you so desire, by striking out the names listed therein and inserting in the space provided, the name of the person you wish to represent you at the Meeting.

Pursuant to the Interim Order, registered Shareholders have the right to dissent in respect of the Arrangement Resolution and, if the Arrangement becomes effective, to be paid an amount equal to the fair value of their Common Shares in accordance with Section 190 of the Canada Business Corporations Act (the “CBCA”), as modified by the Plan of Arrangement and the Interim Order. This dissent right and the dissent procedures are described in the Circular. The dissent procedures require that a registered Shareholder who wishes to dissent send a written notice of objection to the Arrangement Resolution to the Company, which written objection in respect of their Common Shares must be received by the Company by not later than 5:00 p.m. (Vancouver time) on the business day that is two (2) business days immediately preceding the Meeting (or any adjournment or postponement thereof), and such dissenting Shareholder must otherwise comply with Section 190 of the CBCA, as modified and supplemented by the Plan of Arrangement and the Interim Order. These dissent rights are further described in the accompanying Circular and in the text of Section 190 of the CBCA, which is included as Exhibit I to the Circular. Failure to strictly comply with the requirements of that section, as modified by the Plan of Arrangement and the Interim Order, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

A non-registered Shareholder desiring to exercise the right of dissent must make arrangements for such Common Shares beneficially owned to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution is required or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on such holder’s behalf. A registered Shareholder, such as a broker, who holds Common Shares as nominee for non- registered Shareholders, some of whom wish to dissent, must exercise dissent rights on behalf of such non-registered Shareholders with respect to the Common Shares held for such non-registered Shareholders. In such case, the demand for dissent should set forth the number of Common Shares covered by such demand.

In the event that holders of the Common Shares entitled to vote at the Meeting have exercised rights of dissent in respect of the Arrangement Resolution, the Board may, in its sole discretion, decide not to proceed with the Arrangement.

BY ORDER OF THE BOARD OF DIRECTORS

Toronto, Ontario	(signed) “Lewis Black”
January 31, 2025	Lewis Black
Chairman of the Board of Directors, President and Chief Executive Officer

TABLE OF CONTENTS

IMPORTANT NOTES	2
FORWARD-LOOKING STATEMENTS	2
MANAGEMENT SOLICITATION OF PROXIES	3
SUMMARY	3
CERTAIN RISK FACTORS RELATING TO THE ARRANGEMENT	7
THE MEETING	9
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	14
BUSINESS OF THE MEETING: APPROVAL OF THE ARRANGEMENT	14
General	14
Principal Reasons for the Domestication	15
Recommendation of the Board	16
Effects of the Domestication	17
Regulatory and Other Approvals	18
Comparison of Shareholder Rights	19
Procedure for the Arrangement to Become Effective	19
Proposed Certificate of Incorporation and By-Laws of New Almonty	22
Dissent Rights of Shareholders	22
Accounting Treatment of the Domestication	25
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE ARRANGEMENT	25
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE DOMESTICATION	30
DESCRIPTION OF CAPITAL STOCK	39
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	40
INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	40
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS	40
AUDITOR	41
ADDITIONAL INFORMATION	41
SHAREHOLDER PROPOSALS	41
DIRECTORS’ APPROVAL	42
Exhibit A Arrangement Resolution	A-1
Exhibit B Plan of Arrangement	B-1
Exhibit C Interim Order	C-1
Exhibit D Notice of Application	D-1
Exhibit E Form of Certificate of Conversion	E-1
Exhibit F Form of Certificate of Incorporation of New Almonty	F-1
Exhibit G Form of By-Laws of New Almonty	G-1
Exhibit H Comparison of Shareholder Rights under Canadian Law and Delaware Law	H-1
Exhibit I Section 190 of the Canada Business Corporations Act	I-1

ALMONTY INDUSTRIES INC.

MANAGEMENT INFORMATION CIRCULAR

IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 27, 2025

IMPORTANT NOTES

The New Almonty (as defined below) securities offered (within the meaning of applicable U.S. securities laws) in exchange for existing securities of the Company (as defined below) in connection with the Arrangement (as defined below) have not been and will not be registered under the U.S. Securities Act (as defined below). Such securities will instead be offered in reliance upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. Securities offered in connection with the Arrangement will be freely transferable under U.S. federal securities laws, except for securities held by persons who are deemed to be “affiliates” of Almonty (as defined below) for U.S. purposes, or who are deemed to have been “affiliates” of the Company within ninety (90) days prior to the date of completion of the Arrangement. Such securities held by “affiliates” or those deemed to have been “affiliates” of the Company within ninety (90) days prior to the date of completion of the Arrangement may be resold by them only in compliance with the resale provisions of Rule 144 promulgated under the U.S. Securities Act or as otherwise permitted under applicable securities laws.

THE NEW ALMONTY SHARES (AS DEFINED HEREIN) HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, OR PROVINCE OR TERRITORY OF CANADA, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR PROVINCE OR TERRITORY OF CANADA PASSED ON THE ADEQUACY OR ACCURACY OF THIS MANAGEMENT INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In deciding how to vote on the Arrangement Resolution (as defined below), Shareholders (as defined below) should rely only on the information contained in this management information circular (this “Circular”). Almonty has not authorized any person to provide Shareholders with any information that is different from such information. The information contained in this Circular speaks only as of the date of this Circular, unless otherwise specified.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Circular may constitute forward-looking information under the meaning of applicable securities laws, which are based on the opinions, estimates and assumptions of Almonty’s management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information. Forward-looking information may include matters relating to whether the Arrangement will be completed, the potential benefits of the Arrangement, the timing of the Arrangement, the satisfaction of conditions to the completion of the Arrangement, relevant governmental regulatory regimes and anticipated changes thereto, and other expectations of Almonty. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, “anticipates”, “plans”, “estimates”, “intends”, “strategy”, “goals”, “objectives” or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be “forward-looking statements”.

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Such statements reflect the current views of Almonty’s management, as the case may be, with respect to future events and are based on information currently available to Almonty, as the case may be, and are subject to certain risks, uncertainties and assumptions, including those discussed below. Many factors could cause the actual results, performance or achievements of Almonty to differ materially from any future results, performance or achievements that may be expressed or implied by such forward-looking information. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected.

These risks and uncertainties include, but are not limited to, possible failure to complete the Arrangement, potential tax liabilities (which may be material) associated with the Arrangement for the Shareholders and/or Almonty (including as a result of disagreements with tax authorities regarding Almonty’s estimates of value), change in the rights of Shareholders who become Stockholders (as defined below) as a result of the Arrangement, the absence of any event, change or other circumstances that could give rise to not proceeding with the Arrangement, the delay in or increase in cost of completing the Arrangement or the failure to complete the Arrangement for any other reason.

MANAGEMENT SOLICITATION OF PROXIES

This Circular is furnished in connection with the solicitation of proxies by the management of Almonty Industries Inc. (“Almonty” or the “Company”), a corporation governed by the Canada Business Corporations Act (the “CBCA”), for use at the special meeting (the “Meeting”) of the holders of common shares of the Company (the “Common Shares”, and holders thereof, the “Shareholders”) to be held in the North Boardroom at the offices of Suite 300 – 1055 W. Hastings Street, Vancouver, British Columbia on February 27, 2025, at 10:00 a.m. (Vancouver time) for the purposes set out in the accompanying Notice of Special Meeting of Shareholders (the “Notice of Meeting”). You should read this Circular in its entirety.

Unless otherwise provided in this Circular, references to the “Company,” “Almonty,” “we,” “us” and “our” refer to Almonty Industries Inc., a Canadian corporation, prior to the change of jurisdiction. References to “New Almonty” refer to Almonty Industries Inc., a Delaware corporation, as of the effective time of the change in jurisdiction.

Unless otherwise indicated, information contained in this Circular is given as at January 31, 2025, and all dollar amounts are stated in Canadian dollars.

SUMMARY

The Arrangement Proposal

Almonty currently exists under the federal laws of Canada pursuant to the CBCA. Pursuant to a plan of arrangement under section 192 of the CBCA (the full text of which is appended to this Circular as Exhibit B, the “Plan of Arrangement”), Almonty’s board of directors (the “Board”) is proposing to change our jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware such that the Company will be governed by the Delaware General Corporation Law (the “DGCL”) (collectively, the “Arrangement”). We refer to this change of jurisdiction as the “Domestication” throughout this Circular.

Under the DGCL, a corporation may become domesticated in Delaware by filing a certificate of conversion from a non-Delaware corporation to a Delaware corporation pursuant to Section 265 of the DGCL, and a certificate of incorporation with the Secretary of State of the State of Delaware. Copies of the form of certificate of conversion from a non-Delaware corporation to a Delaware corporation pursuant to Section 265 of the DGCL (the “Certificate of Conversion”) and the form of certificate of incorporation (the “Certificate of Incorporation”) proposed to be filed with the Secretary of State of the State of Delaware in respect of New Almonty are attached as Exhibit E and Exhibit F, respectively. The domesticated corporation, which will be called Almonty Industries Inc., will become subject to the DGCL on the date of the Domestication, but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date it originally commenced existence in Canada. The Board has unanimously approved the Arrangement, believes it to be in the best interests of Almonty and the Shareholders participating in the Arrangement, and unanimously recommends approval of the Arrangement by the Shareholders.

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The Domestication reflects the growing importance of the United States in our strategic positioning. With its robust regulatory framework for critical minerals like tungsten and molybdenum and the evolving global economic landscape, the United States represents a compelling jurisdiction for our incorporation. The Domestication will also align Almonty’s corporate structure with the location of a significant portion of our Shareholder base.

We have observed ongoing global geopolitical tensions, including export restrictions in China, import duties by the United States and restrictions on tungsten from China, Russia, Iran and North Korea by the US Department of Defense. In light of those evolving tensions and policies in key economies shifting to encourage domestic sourcing of critical raw materials, the Board and management carefully evaluated various scenarios and concluded that the Domestication is the most strategic course of action. See the section entitled “Business of the Meeting: Approval of the Arrangement – Principal Reasons for the Domestication” for more details.

The State of Delaware in particular was chosen as our new domicile because the DGCL expressly accommodates continuances under Section 192 of the CBCA and is recognized for its comprehensive body of corporate law. Supported by decades of case law in Delaware courts, the DGCL provides well-defined guidance on the duties and obligations of directors and officers, offering legal clarity that is expected to benefit both the Company and its Shareholders.

The Domestication will change the corporate laws that apply to our Shareholders from the federal jurisdiction of Canada to the State of Delaware. There are material differences between the CBCA and the DGCL. Our Shareholders may have more or fewer rights under Delaware law depending on the specific set of circumstances. A more detailed description of certain material differences between the rights of Canadian shareholders and Delaware stockholders is set out in Exhibit H.

We plan to complete the proposed Domestication as soon as possible following approval of the Arrangement by our Shareholders. The Domestication will be implemented by way of the court-approved Plan of Arrangement under the CBCA as part of the Arrangement and will be effective on the date set forth in the Certificate of Conversion and Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware. Thereafter, New Almonty will be subject to the Certificate of Incorporation filed in Delaware. We will be discontinued in Canada as of the date shown on the certificate of arrangement (the “Certificate of Arrangement”) issued by the Director appointed under the CBCA (the “CBCA Director”), which is expected to be the same date as the date of the filing of the Certificate of Conversion and Certificate of Incorporation in Delaware. In connection with the Domestication, the Company may also reorganize and/or wind up one or more of its subsidiaries. The Arrangement Resolution permits the Board not to proceed with the Arrangement at any time prior to the Arrangement becoming effective pursuant to the CBCA, and, if it is approved by Shareholders at the Meeting, the Board may revoke the Arrangement Resolution without further approval of the Shareholders. The Board has not considered any alternative action if the Arrangement is not approved or if it decides to abandon the Arrangement.

The Arrangement will not interrupt our corporate existence, our operations, our outstanding agreements and obligations, or the trading markets of our Common Shares. Each outstanding Common Share at the time of the Arrangement will become and remain a share of common stock of New Almonty (each a “New Almonty Share”, and holders thereof being “Stockholders”) after our corporate existence is continued from Canada under the CBCA and domesticated in Delaware under the DGCL. Our Common Shares are currently traded on the Toronto Stock Exchange (the “TSX”) and (in the form of CHESS Depositary Interests (“CDIs”)) on the Australian Securities Exchange (the “ASX”), both under the symbol “All”. Following the completion of the Arrangement, the New Almonty Shares will continue to be listed on the TSX under the symbol “All” and will be listed on the ASX (in the form of CDIs) under a symbol that remains to be determined and will be announced at a later date.

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Regulatory and Other Approvals

In addition to the approval of the Shareholders and the issuance of the final order of the Ontario Superior Court of Justice (Commercial List) approving the Arrangement, the Arrangement is subject to the receipt of appropriate consents, approvals, and/or waivers from relevant regulatory authorities and third parties, including the CBCA Director, the TSX and the ASX (the “Key Regulatory Approvals”).

The CBCA Director is empowered to authorize the change of jurisdiction if, among other things, the CBCA Director is satisfied that the change of jurisdiction will not adversely affect our creditors or Shareholders.

The completion of the Arrangement is also subject to the acceptance of the TSX (subject to customary conditions), including approval of the final Certificate of Conversion, Certificate of Incorporation and Delaware by-laws of New Almonty (a form of which is attached as Exhibit G to this Circular, the “By-Laws”). Following the completion of the Arrangement, the New Almonty Shares will be listed on the TSX.

The ASX has previously granted a number of waivers to the Company to provide relief from certain Listing Rules and policies of the ASX. As the Arrangement includes, among other things, a change to our governing law and our constating documents, the Company intends to apply for new and/or amended waivers to facilitate the Arrangement and provide relief from certain Listing Rules and policies of the ASX that may apply once the Company becomes a Delaware corporation. Following the completion of the Arrangement, the New Almonty Shares will be traded on the ASX (in the form of CDIs).

There is no certainty that all conditions precedent to the completion of the Arrangement will be satisfied or waived, or as to the timing of their satisfaction or waiver. In particular, the completion of the Arrangement is subject to the satisfaction or waiver of the Key Regulatory Approvals. If the Company cannot obtain the Key Regulatory Approvals to the satisfaction of the Board, the Arrangement will not occur. In addition, any delay in fulfilling these conditions may also delay the completion of the Arrangement.

Certain Tax Consequences of the Arrangement

Certain Canadian Federal Income Tax Consequences of the Domestication

Under the Canadian Tax Act (as defined below), the change in our jurisdiction from Canada to the State of Delaware will cause our tax year to end immediately before the Arrangement. Furthermore, we will be deemed to have disposed of all of our property immediately before the Arrangement for proceeds of disposition equal to the fair market value of the property at that time. We will be subject to a separate corporate emigration tax imposed equal to the amount by which the fair market value of all of our property immediately before the Arrangement exceeds the aggregate of our liabilities at that time (other than dividends payable and taxes payable in connection with the emigration tax) and the amount of paid-up capital on all of our outstanding Common Shares.

The quantum of tax payable, if any, by the Company upon the Arrangement will depend upon a number of considerations including whether the Company reorganizes and/or winds up one or more of its subsidiaries prior to the Arrangement becoming effective, valuation of the Company’s assets, the amount of its liabilities, its shareholder composition, as well as certain Canadian tax amounts, accounts and balances of the Company, each as of the time of the Arrangement. While Almonty believes that the quantum of any taxes payable will not be material at Almonty’s current estimates of fair market value, it is possible that following the Arrangement, the Canada Revenue Agency may disagree with the Company’s determination of the fair market value of its properties at the relevant time and/or the Company’s determination of any of its tax accounts or tax attributes.

Stockholders who hold New Almonty Shares after the Arrangement will not be considered to have disposed of their shares by reason only of the Arrangement. Accordingly, the Arrangement will not cause Canadian resident Shareholders to realize a capital gain or loss on their Common Shares and there will be no effect on the adjusted cost base of their Common Shares.

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The foregoing is a brief summary of the principal income tax considerations only and is qualified in its entirety by the more detailed description of income tax considerations in the section entitled “Certain Canadian Federal Income Tax Consequences of the Arrangement” in this Circular, which Shareholders are urged to read. This summary does not discuss all aspects of Canadian tax consequences that may apply in connection with the Arrangement. Shareholders should consult their own tax advisors as to the tax consequences of the Arrangement applicable to them.

Certain U.S. Federal Income Tax Consequences of the Domestication for U.S. Holders

Pursuant to the Domestication, the Company will change its jurisdiction of incorporation from Canada to Delaware. We believe that the Domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the U.S. Tax Code (an “F Reorganization”). Assuming that is the case, subject to the potential application of the PFIC rules, the U.S. federal income tax treatment of a U.S. Holder (defined below) in connection with the Domestication should be as follows:

●	A U.S. Holder that owns Common Shares with a fair market value of less than $50,000 at the time of the Domestication should not recognize gain or loss on its receipt of New Almonty Shares as a result of the Domestication.

●	A U.S. Holder that owns Common Shares with a fair market value of $50,000 or more (but who is not a 10% U.S. Holder (as defined below)) at the time of the Domestication should, unless such holder validly makes the “all earnings and profits” election described below, be required to recognize gain, but not a loss, with respect to their Common Shares in connection with the Domestication. In lieu of recognizing such taxable gain, a U.S. Holder that validly makes the “all earnings and profits” election will be required to include in income, as a deemed dividend, the “all earnings and profits amount” (as defined under applicable Treasury Regulations (as defined below)) that is attributable, under U.S. tax principles, to such holder’s Common Shares. In general, the “all earnings and profits amount” attributable to Common Shares held by a U.S. Holder should depend on Almonty’s accumulated earnings and profits (as determined under U.S. federal income tax principles) from the date that Common Shares were acquired by such U.S. Holder through the Effective Date (as defined below). A U.S. Holder that wishes to make an “all earnings and profits” election must comply with strict conditions for making this election under applicable Treasury Regulations.

●	A 10% U.S. Holder is subject to special rules that generally require such 10% U.S. Holder to include in income, as a deemed dividend, the “all earnings and profits amount” attributable to the Common Shares owned by such U.S. Holder.

We are currently in the process of determining our historical earnings and profits and also expect to determine our earnings and profits for 2024 and for the portion of 2025 ending with the Effective Date. We will not complete this determination until after completion of the Domestication. Almonty intends to provide on its external website (https://almonty.com/investors/financials/), under the heading “Financial Reports”, information regarding its earnings and profits once such information is reasonably available.

If Almonty has been a PFIC (defined below) for any taxable year during which a U.S. Holder has held Common Shares, certain adverse tax consequences could apply to such U.S. Holder in connection with the transaction described above.

U.S. Holders are strongly urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the Domestication to them in their particular circumstances, including whether to make the “all earnings and profits” election where applicable, and the appropriate filing requirements with respect to this election.

The brief U.S. tax summary provided above is qualified in its entirety by the section “Certain United States Federal Income Tax Considerations Related To The Domestication” below, which provides a summary of certain U.S. federal income tax considerations generally applicable to (a) U.S. Holders of participating in the Domestication, and (b) Non-U.S. Holders of participating in the Domestication and of the ownership and disposition of New Almonty Shares received by Non-U.S. Holders pursuant to the Domestication. Shareholders are urged to consult with and rely on their own tax advisors to determine the particular tax consequences to them of the Domestication as well as the tax consequences of the ownership and disposition of New Almonty Shares received pursuant to the Domestication.

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Accounting Treatment of the Domestication

Our Domestication as a Delaware corporation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at carrying value. Accordingly, the assets and liabilities of New Almonty will be reflected at their carrying value to us. Any of our Common Shares that we acquire from Dissenting Shareholders (as defined below) will be treated as an acquisition of treasury stock at the amount paid for the Common Shares.

Dissent Rights of Shareholders

Registered Shareholders (as defined below) are entitled to exercise dissent rights by sending a written objection to the Arrangement Resolution to the Company not later than 5:00 p.m. (Vancouver time) on the business day that is two (2) business days immediately preceding the Meeting (or any adjournment or postponement thereof) in the manner described under “Dissent Rights of Shareholders” in this Circular. Failure to strictly comply with the dissent procedures set out in Section 190 of the CBCA, as modified by the Plan of Arrangement and the Interim Order (as defined below), may result in the loss of dissent rights. If a Registered Shareholder dissents, and the Arrangement is completed, Almonty will acquire such Dissenting Shareholder’s Common Shares in exchange for the obligation to pay such Dissenting Shareholder the “fair value” of his, her or its Common Shares as of the close of business on the last business day before the day the Arrangement Resolution is approved by Shareholders. Only Registered Shareholders are entitled to dissent and, accordingly, a non-registered Shareholder desiring to exercise the right of dissent must make arrangements for such Common Shares beneficially owned to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution is required or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on such holder’s behalf. Shareholders should carefully read the section in this Circular entitled “Business of the Meeting: Approval of the Arrangement – Dissent Rights of Shareholders” if they wish to exercise dissent rights.

Section 190 of the CBCA is reproduced in its entirety as Exhibit I to this Circular.

Comparison of Shareholder Rights

Upon completion of the Arrangement, our Shareholders will become holders of New Almonty Shares (i.e. Stockholders), and their rights will be governed by the DGCL as well as New Almonty’s Certificate of Incorporation and By-Laws, forms of which are attached as Exhibit F and Exhibit G, respectively. Shareholders should be aware that the rights they currently have under the CBCA may, with respect to certain matters, be different than the rights they will have as Stockholders under the DGCL. For example, under the CBCA, a company has the authority to issue an unlimited number of shares whereas, under the DGCL, a Delaware corporation may only issue the number of shares that is authorized by its certificate of incorporation and stockholder approval must be obtained to amend the certificate of incorporation to authorize the issuance of additional shares. We refer you to Exhibit H for a more detailed description of certain material differences between the rights of Canadian shareholders and Delaware stockholders.

CERTAIN RISK FACTORS RELATING TO THE ARRANGEMENT

You should carefully consider the risks and uncertainties described below, together with all of the other information and risks included in this Circular, before making a decision on whether to vote for the Arrangement Resolution described in this Circular.

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The rights of our Shareholders under Canadian law will differ from the rights of Stockholders under Delaware law, which will, in some cases, provide less protection to Shareholders who become Stockholders following the Domestication.

Upon consummation of the Domestication, our Shareholders will become Stockholders of a Delaware corporation. There are material differences between the CBCA and the DGCL and our current and proposed charter and by-laws. For example, under Canadian law, many significant corporate actions such as amending a corporation’s articles of incorporation or consummating a merger require the approval of two- thirds of the votes cast by shareholders, whereas under Delaware law, a majority of the total voting power of all of those entitled to vote may approve the matter. Furthermore, shareholders under Canadian law are entitled to dissent and appraisal rights under a number of extraordinary corporate actions, including an amalgamation with another unrelated corporation, certain amendments to a corporation’s articles of incorporation or the sale of all or substantially all of a corporation’s assets; under Delaware law, stockholders are entitled to dissent and appraisal rights only for certain specified corporate transactions such as mergers or consolidations. If the Domestication is approved, Shareholders who become Stockholders may be afforded less protection under the DGCL than they had under the CBCA in certain circumstances. See the section entitled “Business of the Meeting: Approval of the Arrangement – Comparison of Shareholder Rights” for more details.

The market for Common Shares of the Company incorporated under the CBCA may differ from the market for New Almonty Shares following the Company’s Domestication under the DGCL.

Although we anticipate that the Common Shares will requalify to be eligible for trading on the TSX and ASX following the completion of the Domestication, the market prices, trading volume and volatility of the New Almonty Shares could be different from those of the Common Shares. We cannot predict what effect, if any, the completion of the Domestication may have on the market price prevailing from time to time or the liquidity of the New Almonty Shares.

The potential benefits from the Domestication are not guaranteed.

The Company anticipates that several potential benefits will result from the Domestication, as discussed in the section of this Circular entitled “Business of the Meeting: Approval of the Arrangement – Principal Reasons for the Domestication”. However, these potential benefits are not guaranteed. New Almonty may not realize benefits from the regulatory framework for critical minerals in the United States, the shift of policies in key economies to encourage domestic sourcing of critical raw minerals, or other anticipated benefits of the Domestication. As a result, New Almonty may not experience any competitive advantages or enhanced returns for Stockholders from the Domestication, or may not be able to enhance its strategic positioning and long-term growth prospects. If the Board decides to implement the Domestication, various expenses, including a potential material tax cost to the Company, will be incurred regardless of whether we are able to realize any benefits of the Domestication.

The proposed Arrangement will result in additional direct and indirect costs whether or not it is completed.

The Arrangement will result in additional direct costs. We will incur legal fees, accounting fees, filing fees, mailing expenses, printing and other expenses in connection with the Arrangement. The Arrangement may also result in certain indirect costs by diverting the attention of our management and employees from the day-to-day management of the business, which may result in increased administrative costs and expenses.

The Arrangement may give rise to material Canadian corporate tax.

For Canadian tax purposes, on the date of the Arrangement we will be deemed to have a year end and to have disposed of all of our property for proceeds equal to the fair market value of that property. We will also be subject to an additional corporate emigration tax imposed on the amount, if any, by which the fair market value of our property, net of certain liabilities, exceeds the paid-up capital of our issued and outstanding Common Shares.

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The quantum of tax payable, if any, by the Company upon the Arrangement will depend upon a number of considerations including whether the Company reorganizes and/or winds up one or more of its subsidiaries prior to the Arrangement becoming effective, the valuation of the Company’s assets, the amount of its liabilities, its shareholder composition, as well as certain Canadian tax amounts, accounts and balances of the Company, each as of the time of the Arrangement. While Almonty believes that the quantum of any taxes payable will not be material at Almonty’s current estimates of fair market value, there can be no assurances that material adverse tax consequences will not result from the Arrangement or the transactions completed in relation to the Arrangement in Canada. In addition, it is possible that following the Arrangement, the Canada Revenue Agency may disagree with the Company’s determination of the fair market value of its properties at the relevant time and/or the Company’s determination of any of its tax accounts or tax attributes. As a result, the quantum of Canadian tax payable by the Company may materially exceed the Company’s estimates. Any such adverse tax consequences could materially adversely affect the Company and its share price. For additional information on the Canadian federal income tax consequences of the Arrangement, see the section entitled “Certain Canadian Federal Income Tax Considerations Related To The Arrangement”.

It is possible that if the Board is not satisfied with the anticipated Canadian tax consequences of the Arrangement, it may not proceed with the Arrangement.

If the IRS does not agree with our calculation of the “all earnings and profits amount” attributable to a Shareholder’s Common Shares, New Almonty’s Stockholders may owe additional income taxes as a result of the Arrangement.

We are currently in the process of determining our historical earnings and profits and expect to determine our earnings and profits for 2024 and for the portion of 2025 ending with the Effective Date. We will not complete this determination until after completion of the Domestication. The determination of our earnings and profits is a complex determination and may be impacted by numerous factors. Accordingly, there can be no assurance that the United States Internal Revenue Service (the “IRS”) will agree with our determination of our earnings and profits. If the IRS does not agree with our earnings and profits calculations, our earnings and profits may be greater than reported on the Company’s website (as described above). In such case, a U.S. Holder that makes an “all earnings and profits” election or a 10% U.S. Holder could have a positive (or a more positive than anticipated) “all earnings and profits amount” in respect of such U.S. Holder’s shares and thereby recognize greater taxable income.

For additional information on the U.S. federal income tax consequences of the Domestication, see the section entitled “Certain United States Federal Income Tax Considerations Related To The Domestication”.

THE MEETING

Solicitation of Proxies

The accompanying proxy is being solicited by or on behalf of the management of the Company and the cost of such solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, though proxies may also be solicited, without special compensation, in person or by telephone, fax, email, or other means of communication by directors, officers or regular employees of the Company. The Company may pay investment dealers or other persons holding Common Shares in their own names or in the names of nominees (collectively, “intermediaries”) for their reasonable expenses incurred in sending this Circular and the accompanying Notice of Meeting, and form of proxy or a voting instruction form, to non-registered (i.e. beneficial) owners of Common Shares.

This Circular, together with the accompanying Notice of Meeting and form of proxy or voting instruction form, is being sent to both Registered Shareholders (as hereinafter defined) and Beneficial Shareholders (as hereinafter defined). If you are a Beneficial Shareholder and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary who holds your Common Shares on your behalf.

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How to Vote Your Common Shares

Registered Shareholders

A registered Shareholder (“Registered Shareholder”) is a Shareholder whose Common Share certificate or direct registration statement bears the name of that Shareholder. Registered Shareholders are entitled to vote their Common Shares in person at the Meeting or by proxy, and such Shareholders may be able to vote their proxies over the Internet, by telephone or by mail in accordance with the instructions set out in the accompanying form of proxy.

If you are a Registered Shareholder and wish to vote in person at the Meeting, you should not complete or return the accompanying form of proxy, as your vote will be taken and counted at the Meeting. Shareholders wishing to vote in person must register their attendance with the scrutineer upon arrival at the Meeting.

If you are a Registered Shareholder and do not wish to attend the Meeting or to vote in person, you may vote by proxy by properly completing, signing and depositing the accompanying form of proxy with the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”). Registered Shareholders who elect to submit a proxy may do so online at www.investorvote.com, by telephone at 1- 866-732-VOTE (8683) (for Shareholders within North America) or 1-312-588-4290 (for Shareholders outside North America), or by mail to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, in all cases in accordance with the instructions provided by Computershare in the accompanying form of proxy and ensuring that the proxy is received not later than 48 hours prior to the commencement of the Meeting, excluding Saturdays, Sundays and holidays.

Beneficial Shareholders

If your Common Shares are registered in the name of an intermediary, rather than in your own name, you are a beneficial Shareholder (a “Beneficial Shareholder”). Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders (those whose names appear on the Common Share certificate or direct registration statement) or as set out in the following disclosure.

If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms), and in the United States under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many United States brokerage firms and custodian banks).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

There are two kinds of Beneficial Shareholders: those who object to their name being made known to the issuers of securities which they own (referred to as “OBOs” for objecting beneficial owners) and those who do not object to the issuers of the securities they own knowing who they are (referred to as “NOBOs” for non-objecting beneficial owners).

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Non-Objecting Beneficial Owners

The Company is taking advantage of those provisions of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) of the Canadian Securities Administrators, which permits the Company to deliver proxy-related materials directly to its NOBOs. As a result, NOBOs can expect to receive a scannable Voting Instruction Form (“VIF”). These VIFs are to be completed and returned to the Computershare online at www.investorvote.com, by telephone at 1-866-734- VOTE (8683) (for Shareholders within North America) or 1-312-588-4291 (for Shareholders outside North America), or by mail to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, in all cases in accordance with the instructions provided in the VIF. Computershare will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Common Shares represented by the VIFs it receives.

By choosing to send these materials to you directly, the Company (and not the intermediary holding your Common Shares on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your VIF as specified in your request for voting instructions that you receive.

NOBOs who wish to attend and vote in person at the Meeting must insert their own name in the space provided on the VIF to appoint the NOBO (or the name of another person the NOBO wishes to attend the Meeting and vote on the NOBO’s behalf) as proxyholder and otherwise follow the instructions on the VIF. Beneficial Shareholders who appoint themselves as proxyholders should present themselves at the Meeting to a representative of Computershare. Beneficial Shareholders wishing to attend and vote in person at the Meeting should not otherwise complete the VIF.

Objecting Beneficial Owners

Management of the Company does not intend to pay for intermediaries to deliver proxy-related materials to OBOs under NI 54-101. OBOs will not receive the proxy-related materials in respect of the Meeting unless the intermediary holding Common Shares on behalf of the OBO assumes the cost of delivery.

Beneficial Shareholders who are OBOs and receive proxy-related materials in respect of the Meeting from their intermediaries should carefully follow the instructions of their broker or intermediary in order to ensure that their Common Shares are voted at the Meeting.

The form of proxy that will be supplied by your broker will be similar to the proxy provided to Registered Shareholders by the Company. However, its purpose is limited to instructing the intermediary how to vote your Common Shares on your behalf. Most brokers delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge will mail a VIF in lieu of a proxy provided by the Company. The VIF will name the same persons as the Company’s proxy to represent your Common Shares at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder) other than any of the persons designated in the VIF to represent your Common Shares at the Meeting and that person may be you. To exercise this right, you should insert the name of your desired representative (which may be yourself) in the blank space provided in the VIF. The completed VIF must then be returned to Broadridge in accordance with Broadridge’s instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting and the appointment of any Shareholder’s representative. If you receive a VIF from Broadridge, the VIF must be returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have your Common Shares voted at the Meeting, or to have an alternative representative duly appointed to attend and to vote your Common Shares at the Meeting.

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Voting by Proxyholder

If voting instructions are given on your form of proxy or request for voting instructions, then your proxyholder must vote, or withhold from voting, your Common Shares in accordance with your instructions, including on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. If no voting instructions are given, then your proxyholder may vote your Common Shares or withhold from voting as he, she or it sees fit. If you appoint the proxyholders named on the accompanying form of proxy, and do not provide instructions as to how they should vote your Common Shares, your Common Shares will be voted FOR the Arrangement Resolution.

As of the date of this Circular, none of the directors or officers of the Company are aware of any amendments or variations to the matters set out in the Notice of Meeting, nor of any other matter to be presented at the Meeting. However, if any amendment, variation or other business is properly brought before the Meeting, the accompanying form of proxy confers discretion on the persons named thereon to vote on any amendment or variation of the matters set out in the Notice of Meeting or any such other business in accordance with their best judgment.

Appointment of Proxyholder

The persons named in the form of proxy accompanying this Circular have been selected by the Board and have indicated their willingness to represent as proxyholders the Shareholders who appoint them. A Shareholder has the right to appoint as his, her or its proxyholder a person or company (who need not be a Shareholder) other than the persons designated in the accompanying form of proxy to attend and act on that Shareholder’s behalf at the Meeting. As a Shareholder, you may exercise this right by inserting the name of such person or company in the blank space provided in the form of proxy and striking out the other names or by properly completing and signing another proper form of proxy and, in either case, depositing such form of proxy with Computershare at the location and within the time limits set out above.

If you appoint some other person to represent you, it is your responsibility as a Shareholder to inform that other person or company that he, she or it has been so appointed and to ensure that your proxy has been signed by you or your attorney authorized in writing (or, if the Shareholder is a corporation, under its corporate seal and signed by a director, officer or attorney thereof, duly authorized).

Revocation of Proxies

If you are a Registered Shareholder and you have submitted a proxy and later wish to revoke it, you can do so by:

(a)	completing and signing a form of proxy bearing a later date and depositing it with Computershare at the location and within the time limits set out above;

(b)	depositing an instrument in writing signed by you or your attorney authorized in writing (or, for Shareholders that are corporations, under such Shareholder’s corporate seal and signed by a director, officer or attorney thereof, duly authorized), with either: (i) Computershare, at the address noted above, or at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting at which the proxy is to be used, or (ii) the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting; or

(c)	following any other manner permitted by law.

Any Registered Shareholder attending the Meeting has the right to vote in person and, if you, as a Registered Shareholder, elect to do so, your proxy will be nullified with respect to any matters upon which you vote, and in respect of any subsequent matters to be voted upon at the Meeting.

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Beneficial Shareholders should note that only Registered Shareholders have the right to revoke a proxy. Beneficial Shareholders who wish to change their vote must make appropriate arrangements with their respective intermediaries. Beneficial Shareholders should also be aware that intermediaries may set deadlines earlier than those set out in this Circular or otherwise for the receipt of requests for voting instructions or proxies from Beneficial Shareholders, and are not required to act on any revocation that is not received by the intermediary prior to the deadlines set by that intermediary. As such, Beneficial Shareholders who wish to revoke their VIF or proxy and to vote should contact their intermediary as soon as possible, and in any event well in advance of the Meeting.

Special Voting Instructions for CDI Holders

CDIs represent an uncertificated unit of beneficial ownership in the Common Shares. Holders of CDIs are not the legal owners of the underlying Common Shares, which are held for and on behalf of CDI holders by CHESS Depositary Nominees Pty Ltd. (“CDN”), a wholly owned subsidiary of ASX Limited. Holders of CDIs may attend the Meeting; however, they are unable to vote in person at the Meeting. As CDIs are technically rights to Common Shares held by CDN on behalf of CDI holders, CDI holders need to provide confirmation of their voting instructions to CDN before the Meeting. CDN will then exercise the votes on behalf of the CDI holders.

CDI holders will receive a CDI voting instruction form (“CDI VIF”) together with this Circular from Computershare Investor Services Pty Limited (“Computershare Australia”), the Company’s CDI registry in Australia. In order to have votes cast at the Meeting on their behalf, CDI holders must complete, sign and return the CDI VIF in accordance with the instructions contained therein.

CDN is required to follow the voting instructions properly received from registered holders of CDIs. If a CDI holder holds its interest in CDIs through a broker, dealer or other intermediary, it will need to follow the instructions of its intermediary.

Completed CDI VIFs must be returned no later than 9:00 a.m. (Australian Western Standard time) on February 24, 2025 or four full business days before any adjourned or postponed Meeting, in accordance with the instructions contained in the CDI VIF. The CDI submission deadline is two business days prior to the deadline for submitting proxies so that CDN has sufficient time to vote the Common Shares underlying the applicable CDIs. CDI holders that wish to change their vote must contact Computershare Australia to arrange to change their vote, no later than the deadline for submission of a CDI VIF. If you hold your interest in CDIs through a broker, dealer or other intermediary, you must in sufficient time in advance of the Meeting arrange for your broker, dealer or other intermediary to change its vote through Computershare Australia.

Notice to Shareholders in the United States

This solicitation of proxies involves securities of an issuer located in Canada and is being effected in accordance with the corporate laws of Canada and the securities laws of the provinces of Canada. The proxy solicitation rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), are not applicable to the Company or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is governed by the CBCA, certain of its directors and officers are residents of Canada and countries other than the United States, and all of the assets of the Company and a substantial portion of the assets of such persons are located outside the United States. Shareholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court.

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Quorum

The quorum necessary for the Meeting is the holders of 25% of the Common Shares entitled to vote at the Meeting are present in person or represented by proxy, provided that a quorum shall not be less than two persons. A quorum need not be present throughout the Meeting provided that a quorum is present at the opening of the Meeting.

Record Date

The Board has fixed January 28, 2025 as the record date (the “Record Date”) for determining those Shareholders entitled to receive notice of, and vote at, the Meeting. Only Shareholders of record at the close of business on the Record Date who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue an unlimited number of Common Shares. As of the close of business on January 28, 2025, there were 273,020,823 Common Shares issued and outstanding. Each Common Share carries the right to one vote. The Common Shares are the only class of securities entitled to vote at the Meeting. There are no cumulative or similar voting rights attached to the Common Shares. As of the date hereof, the Common Shares are listed for trading on the TSX and the ASX (in the form of CDIs), both under the symbol “AII”.

To the knowledge of the directors and officers of the Company, the only persons or companies that beneficially owned, directly or indirectly, or exercised control or direction over, securities carrying more than 10% of the voting rights attached to any class of voting securities of the Company as at January 28, 2025 are:

Name of Shareholder	Type of Ownership	Number of Common Shares Controlled	Percentage of Issued Common Shares (3)
Global Tungsten & Powders Corp. (1)	Direct	38,149,556	13.97%
Deutsche Rohstoff AG (2)	Direct	30,886,426	11.31%

Notes:

(1)	Global Tungsten & Powders Corp. develops, manufactures and markets refractory metal powders and specialty products such as semi-finished parts for the aerospace and defense industry.
(2)	Deutsche Rohstoff AG is a public company listed on the Frankfurt Stock Exchange which identifies, develops and divests attractive resource projects in North America, Australia and Europe. Thomas Gutschlag, a director of the Company, is the former Chief Executive Officer of Deutsche Rohstoff AG.
(3)	Based on 273,020,823 Common Shares outstanding as of the Record Date.

BUSINESS OF THE MEETING: APPROVAL OF THE ARRANGEMENT

General

The Company currently exists under the federal laws of Canada pursuant to the CBCA. Pursuant to the Plan of Arrangement under the CBCA (the full text of which is appended hereto as Exhibit B), the Board proposes to change our jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware. We will become subject to the DGCL on the date of the Domestication, but will be deemed for the purposes of the DGCL to have commenced our existence in Delaware on the date we originally commenced our existence in Canada. Under the DGCL, a corporation may become domesticated in Delaware by filing a certificate of conversion and a certificate of incorporation for the corporation being domesticated.

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Throughout this “Business of the Meeting: Approval of the Arrangement” section, for greater certainty, the term “Company” refers to Almonty Industries Inc., being the Company as it exists prior to the completion of the Arrangement, and “New Almonty” refers specifically to Almonty Industries Inc., being the continued company following the Arrangement. The term “Shareholders” includes holders of Common Shares, and the term “Stockholders” includes holders of New Almonty Shares.

At the Meeting, and in accordance with the interim order of the Ontario Superior Court of Justice (Commercial List) (the “Court”) dated January 31, 2025, granted in respect of the Plan of Arrangement (the full text of which is appended hereto as Exhibit C, the “Interim Order”), the Company will seek approval of the Arrangement Resolution as a special resolution of the Shareholders. If the Shareholders approve the Arrangement Resolution, this will mean that the Shareholders approve and authorize the Board, subject to receipt of the final order of the Court approving the Arrangement (the “Final Order”), to effect the Arrangement pursuant to the Plan of Arrangement by, among other things, applying for the continuance out of Canada pursuant to the CBCA and the domestication in Delaware pursuant to the DGCL, and all transactions contemplated thereby, including, without limitation, approving the Certificate of Conversion, Certificate of Incorporation and By-Laws of New Almonty to be effective on the date of the Domestication, which documents would replace the Company’s current articles of continuance and by-laws. Forms of the proposed Certificate of Conversion, Certificate of Incorporation and By-Laws of New Almonty are attached as Exhibit E, Exhibit F and Exhibit G, respectively.

The Domestication will not create a new legal entity, nor will it affect the continuity of the Company or interrupt our operations or the trading markets of our Common Shares. Each outstanding Common Share at the time of the Domestication will become and remain a New Almonty Share after our corporate existence is continued from Canada under the CBCA and domesticated in Delaware under the DGCL. The New Almonty Shares will continue to be listed on the TSX under the symbol “All” and will be listed on the ASX (in the form of CDIs) under a symbol that remains to be determined and will be announced at a later date. In connection with the Domestication, the Company may also reorganize and/or wind up one or more of its subsidiaries.

The Board has unanimously approved the Arrangement and the related Certificate of Incorporation and By- Laws of New Almonty, believes the Arrangement to be in the Company’s best interests and best interests of the Shareholders participating in the Arrangement, and unanimously recommends that Shareholders vote FOR the Arrangement Resolution. The Arrangement Resolution permits the Board not to proceed with the Arrangement at any time prior to the Arrangement becoming effective pursuant to the CBCA (the “Effective Time”), and, if it is approved by Shareholders at the Meeting, the Board may revoke the Arrangement Resolution without further approval of the Shareholders.

The Domestication will be effective on the date set forth in the Certificate of Conversion and the Certificate of Incorporation, as filed with the office of the Secretary of State of the State of Delaware. Thereafter, we will be subject to the Certificate of Incorporation filed in Delaware. We will be discontinued in Canada as of the date shown on the Certificate of Arrangement issued by the CBCA Director, which we expect to be the date of domestication in Delaware.

Principal Reasons for the Domestication

The Domestication reflects the growing importance of the United States in our strategic positioning. With its robust regulatory framework for critical minerals like tungsten and molybdenum and the evolving global economic landscape, the United States represents a compelling jurisdiction for our incorporation. The Domestication will also align the Company’s corporate structure with the location of a significant portion of our Shareholder base.

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We have observed ongoing global geopolitical tensions, including export restrictions in China, import duties by the United States and restrictions on tungsten from China, Russia, Iran and North Korea by the US Department of Defense. In light of those evolving tensions and policies in key economies shifting to encourage domestic sourcing of critical raw materials, the Board and management carefully evaluated various scenarios and concluded that the Domestication is the most strategic course of action. This decision was motivated by several key factors:

●	Starting January 1, 2027, the United States Department of Defense will implement a final rule under Section 844 of the FY 2021 National Defense Authorization Act and Section 854 of the FY 2024 National Defense Authorization Act. This rule expands existing restrictions on sourcing critical materials like tungsten, tantalum, and certain magnets from “covered countries,” including Iran, Russia, North Korea and China. These restrictions will prohibit not only the melting and production of such materials in covered countries but also their mining, refining, and separation at any stage of the supply chain. This marks a significant shift, aligning with US efforts to bolster the domestic industrial base for critical minerals and reduce dependency on adversarial nations. The rule also tightens exemptions for commercially available off-the-shelf items, reducing flexibility for the private sector in sourcing these critical materials.

●	The United States announced in mid-September 2024 the finalized Section 301 tariff increases on imports from China, further complicating the supply chain landscape for critical materials.

●	Since December 2024, China has imposed restrictions on ‘dual-use’ technologies for civilian and military purposes, specifically targeting the United States and including tungsten, gallium, germanium, and antimony. These restrictions have significantly disrupted global supply chains, amplifying the urgency for Western nations to secure independent sources of critical minerals. China’s dominance in critical mineral production, bolstered by subsidies and control over key raw materials from Africa and Latin America, continues to pose challenges for nations reliant on these essential resources for advanced technologies, including semiconductors, defense applications, and clean energy solutions. The latest Chinese export bans extend to super-hard materials, including tungsten, which is indispensable for weapons manufacturing, cutting tools, and aerospace technologies.

●	Sangdong Mine is uniquely positioned to address these supply chain challenges. 45% of Sangdong’s potential long-term tungsten output is already committed to the United States through a long-term supply agreement with Global Tungsten & Powders who are based in Pennsylvania. The Company’s development of Sangdong represents a significant step toward reducing reliance on China while contributing to the global effort of “friendshoring” critical minerals.

The State of Delaware in particular was chosen as our new domicile because the DGCL expressly accommodates continuances under Section 192 of the CBCA and is recognized for its comprehensive body of corporate law. Supported by decades of case law in Delaware courts, the DGCL provides well-defined guidance on the duties and obligations of directors and officers, offering legal clarity that is expected to benefit both the Company and its Shareholders.

Recommendation of the Board

The Board has considered the Arrangement, has concluded that the Arrangement is in the best interests of the Company and its Shareholders that participate in the Arrangement and, as such, has authorized submission of the Arrangement Resolution to the Shareholders for approval, and following such approval, the Company will seek the Final Order from the Court.

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In coming to its conclusion and recommendations, the Board considered, among others, the following factors:

1.	the rationale for the Arrangement as outlined herein, including the reasons included in the section entitled “Business of the Meeting: Approval of the Arrangement – Principal Reasons for the Domestication”; and

2.	the Shareholders that oppose the Arrangement (if any) may, subject to compliance with certain conditions, dissent with respect to the Arrangement Resolution and be entitled to be paid the fair value for the Common Shares in accordance with Section 190 of the CBCA, as modified by the Plan of Arrangement and the Interim Order.

The Board recommends that the Shareholders vote FOR the Arrangement Resolution.

Effects of the Domestication

There are material differences between Canadian corporate law and Delaware corporate law with respect to shareholder rights, and Delaware law may offer shareholders more or less protection depending on the particular matter. A detailed overview of the material differences is set forth below.

Applicable Law

As of the effective date of the Domestication, our legal jurisdiction of incorporation will be Delaware, and we will no longer be subject to the provisions of the CBCA. All matters of corporate law will be determined under the DGCL. We will retain our original incorporation date in Canada as our date of incorporation for purposes of the DGCL.

Business and Operations

The Domestication, if approved, will effect a change in the legal jurisdiction of incorporation as of the effective date of the Domestication, but our business and operations will remain the same.

Assets, Liabilities, Obligations, Etc.

Under Delaware law, as of the effective date of the Domestication, all of the assets, property, rights, liabilities and obligations of the Company immediately prior to the Domestication will continue to be the assets, property, rights, liabilities and obligations of New Almonty. Canadian corporate law will cease to apply to us on the date shown on the Certificate of Arrangement to be issued by the CBCA Director, which we expect to be the effective date of the Domestication. We will be thereafter become subject to the obligations imposed under Delaware corporate law.

Officers and Directors

Upon the Domestication becoming effective, the directors and officers of the Company will remain unchanged; however, the election, duties, filling of vacancies, resignations and removal of New Almonty’s directors and officers will be governed by the DGCL, the Certificate of Incorporation and the By-Laws of New Almonty.

Reporting Issuer

The Arrangement will not affect the Company’s status as a reporting issuer under the securities legislation of any jurisdiction in Canada, and New Almonty will remain subject to the requirements of such legislation. Upon completion of the Arrangement, we expect that the post-Arrangement New Almonty Shares will be listed on the TSX under the symbol “All” and on the ASX (in the form of CDIs) under a symbol that remains to be determined and will be announced at a later date.

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Outstanding Shares

The number of Common Shares a Shareholder owns (or has rights to acquire) and the percentage ownership such Shareholder has of the Company will not change as a result of the Arrangement. Pursuant to the Plan of Arrangement, at the Effective Time, each Common Share will be converted into a New Almonty Share.

The existing share certificates or DRS advices representing Common Shares will continue to represent the same number of New Almonty Shares after the Domestication without any action on your part. You will not be required to exchange any share certificates. We will only issue new certificates to you representing New Almonty Shares upon a transfer of your shares or at your request. All non-dissenting Shareholders will be treated exactly the same under the Arrangement with respect to the number of Common Shares a Shareholder owns (or has rights to acquire). Following the completion of the Arrangement, each Shareholder will have the same ownership interest in New Almonty that the Shareholder had in the Company prior to the Arrangement. As of the Effective Time, holders of convertible securities of the Company, including any options, will continue to hold convertible securities to purchase New Almonty Shares on substantially the same terms.

If made, the Final Order will constitute the basis for an exemption from registration, under Section 3(a)(10) of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable exemptions under state securities laws, with respect to the Arrangement.

The Plan of Arrangement is attached as Exhibit B to this Circular. Readers are encouraged to carefully review the Plan of Arrangement, as it contains the specific terms and conditions governing the Arrangement.

Share Capital

Following the completion of the Arrangement, certain rights of Shareholders would be governed by the Certificate of Incorporation and By-Laws of New Almonty and the DGCL. The following is an overview of the attributes of the New Almonty Shares and is subject to the Certificate of Incorporation and By-Laws of New Almonty and the DGCL. The Board believes that these attributes are, in most material respects, similar to the attributes of the Common Shares that the Shareholders currently enjoy under the CBCA. Though the Company has intended to describe and compare all material attributes, there can be no assurance that the Company has been able to identify all material attributes nor that any or all Shareholders would agree that the Company has properly identified attributes as material. The Company recommends that Shareholders review the attributes with their advisors.

The proposed Certificate of Incorporation and By-Laws of New Almonty provide for New Almonty to be registered with an authorized share capital comprising 750,000,000 shares of capital stock, consisting of 500,000,000 New Almonty Shares, $0.00001 par value per share, and 250,000,000 shares of preferred stock (“Preferred Shares”), $0.00001 par value per share. Upon the completion of the Arrangement, there would be transferred to the share capital account of the New Almonty Shares the whole of the capital paid- up on the Common Shares.

Regulatory and Other Approvals

In addition to the approval of the Shareholders and the issuance of the Final Order, the Arrangement is subject to the receipt of appropriate consents, approvals, and/or waivers from relevant regulatory authorities and third parties, including the CBCA Director, the TSX and the ASX.

The CBCA Director is empowered to authorize the change of jurisdiction if, among other things, the CBCA Director is satisfied that the change of jurisdiction will not adversely affect our creditors or Shareholders.

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The completion of the Arrangement is also subject to the acceptance of the TSX (subject to customary conditions), including approval of the final Certificate of Conversion, Certificate of Incorporation and proposed by-laws of New Almonty. Following the completion of the Arrangement, the New Almonty Shares will be listed on the TSX.

The ASX has previously granted a number of waivers to the Company to provide relief from certain Listing Rules and policies of the ASX. As the Arrangement includes, among other things, a change to our governing law and our constating documents, the Company intends to apply for new and/or amended waivers to facilitate the Arrangement and provide relief from certain Listing Rules and policies of the ASX that may apply once the Company becomes a Delaware corporation. Following the completion of the Arrangement, the New Almonty Shares will be traded on the ASX.

There is no certainty that all conditions precedent to the completion of the Arrangement will be satisfied or waived, or as to the timing of their satisfaction or waiver. In particular, the completion of the Arrangement is subject to the satisfaction or waiver of these Key Regulatory Approvals. If the Company cannot obtain the Key Regulatory Approvals to the satisfaction of the Board, the Arrangement will not occur. In addition, any delay in fulfilling these conditions may also delay the completion of the Arrangement.

Subject to receipt of the Key Regulatory Approvals, we anticipate that we will file the Certificate of Conversion and Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to the DGCL promptly following the Meeting, and that we will be domesticated in Delaware on the effective date of such filings. We will be discontinued in Canada as of the date shown on the Certificate of Arrangement issued by the CBCA Director, which we expect to be the date of domestication in Delaware.

Comparison of Shareholder Rights

The principal attributes of our capital stock before and after the Domestication are expected to be comparable; however, there will be certain material differences between the rights of our Shareholders under the CBCA and the rights of our Stockholders under Delaware law. Attached as Exhibit H is a summary of certain material differences between Canadian corporate law and Delaware corporate law that could materially affect the rights of Shareholders. This summary is not, however, intended to be complete, is qualified in its entirely by reference to the CBCA, the DGCL, and the governing corporate instruments of the Company and New Almonty and should not be considered as legal advice to any particular Shareholder. A Shareholder who has any questions about such matters should consult with the Shareholder’s own advisors.

Procedure for the Arrangement to Become Effective

Procedural Steps

The Arrangement is proposed to be carried out pursuant to section 192 of the CBCA on the terms and conditions set forth in the Plan of Arrangement. The following procedural steps must be taken in order for the Arrangement to become effective:

1.	the Arrangement Resolution must be approved by the Shareholders in the manner set forth in the Interim Order;

2.	the Court must grant the Final Order approving the Arrangement;

3.	all conditions to the completion of the Arrangement, including receipt of all required regulatory approvals (including the Key Regulatory Approvals), must be satisfied; and

4.	following granting of the Final Order, the Company must file articles of arrangement in the form prescribed by the CBCA (the “Articles of Arrangement”) with the CBCA Director and concurrently file the Certificate of Conversion and the Certificate of Incorporation with the Secretary of State of the State of Delaware.

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Shareholder Approval

The Arrangement is subject to various conditions, including approval of the Arrangement Resolution by our Shareholders at the Meeting. The Arrangement Resolution is attached to this Circular as Exhibit A.

Pursuant to the CBCA and the terms of the Interim Order, the Arrangement Resolution requires affirmative votes, whether in person or by proxy, of at least two-thirds of the votes cast by Shareholders at the Meeting, where a quorum of at least two Shareholders, collectively holding not less than 25% of the Common Shares, is present in person or by proxy at the start of the Meeting. Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board, without further notice to or approval of the Shareholders, to decide not to proceed with the Arrangement and to revoke the Arrangement Resolution for any reason at any time prior to the Arrangement becoming effective.

Court Approval

On January 31, 2025, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. The Interim Order is attached as Exhibit C to this Circular, and the Notice of Application in respect of the Interim Order and Final Order is attached as Exhibit D to this Circular. Subject to the Board’s discretion not to proceed, if the Arrangement Resolution is approved at the Meeting in the manner required by the Interim Order, the Company will make application to the Court for approval of the Arrangement and the Final Order. The hearing in respect of the Final Order is scheduled to take place by videoconference on March 4, 2025 at 11:00 a.m. (Toronto time) or as soon thereafter as counsel may be heard.

At the hearing in respect of the Final Order, any Shareholder and any other interested party who wishes to appear may do so, subject to filing with the Court and serving upon the Company, no fewer than five (5) business days before the hearing for the Final Order, a notice of intention to appear indicating whether such Shareholder or other interested party intends to support or oppose the application or make submissions thereat, together with a summary of the position such Shareholder or other interested party intends to advocate before the Court and any evidence or materials which such party intends to present to the Court. Service of such notice will be effected by service upon the solicitors for the Company: Norton Rose Fulbright Canada LLP, located at 222 Bay Street, Suite 3000, P.O. Box 53, Toronto, Ontario, M5K 1E7, Attention: Andrew McCoomb, andrew.mccoomb@nortonrosefulbright.com.

The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit. The Company may determine not to proceed with the Arrangement in the event that any amendment ordered by the Court is not satisfactory to it. In the event that the hearing is postponed, adjourned or rescheduled, then subject to further order of the Court only those persons having previously served a notice of intention to appear in compliance with the Interim Order will be given notice of the postponement, adjournment or rescheduled date.

Securities Laws Matters

Canada

Any restrictions on the resale of securities of the Company applicable under Canadian securities laws before the Arrangement will continue to apply after completion of the Arrangement.

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United States

The Arrangement has not been and will not be registered under the U.S. Securities Act, but will be made in reliance upon an exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. The Company will advise the Court in advance that its approval of the Arrangement will be relied upon by the Company as a court approval of the Arrangement for the purpose of qualifying for the exemption from the registration requirements of the U.S. Securities Act. In connection with the Arrangement, each Common Share outstanding immediately prior to the Arrangement shall become one New Almonty Share. These New Almonty Shares will not be “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the U.S. Securities Act, and, therefore, the holding period condition of Rule 144(d) will not be affected by the Arrangement. As a result, after the Arrangement under U.S. federal securities laws, holders of New Almonty Shares who are not Affiliates of New Almonty and holders who have not been Affiliates of New Almonty within ninety (90) days prior to the completion of the Arrangement may resell their New Almonty Shares to the same extent they were entitled to resell their Common Shares prior to the Arrangement.

For U.S. purposes, “Affiliates” are generally defined as persons who control, are controlled by or are under common control with the Company and will generally include the directors, executive officers and certain large shareholders of the Company, including persons, firms or corporations that beneficially own, or exercise control or direction, directly or indirectly, over more than 10% of the voting rights attached to the Common Shares. Affiliates of the Company and persons who have been Affiliates of the Company within ninety (90) days prior to the completion of the Arrangement who will hold New Almonty Shares as a result of the Arrangement may not publicly resell them without registration under the U.S. Securities Act, except pursuant to the provisions of Rule 144 or another exemption from registration under the applicable securities laws. Any options, warrants or other convertible securities offered (within the meaning of applicable U.S. securities laws) pursuant to the Arrangement will also be exempt from registration pursuant to Section 3(a)(10) and applicable exemptions under state securities laws, but the later exercise or conversion of such options, warrants or other convertible securities will not be exempt under Section 3(a)(10) and applicable exemptions under state securities laws and, absent subsequent registration of their disposition or the existence of an applicable exemption, will be “restricted securities.”

The foregoing discussion of Canadian and U.S. securities laws and their application to issuances and transfers of the New Almonty Shares is necessarily general and accordingly is not intended and should not be relied upon as legal advice. Therefore, Shareholders should consult with their legal advisors regarding applicable resale restrictions relating to the New Almonty Shares.

Timing

If the Meeting is held as scheduled and not adjourned, and the Arrangement Resolution is approved by the Shareholders as required by the Interim Order, the Company will apply to the Court for the Final Order.

The Arrangement Resolution approving the Domestication authorizes the Board, if thought appropriate, to revoke the Arrangement Resolution and abandon the Domestication process without further approval of the Shareholders and, as such, there is no guarantee that the Domestication will be effected.

If the Final Order, in form and substance satisfactory to the Company, as well as the other required approvals are obtained, the Board proposes to commence the Domestication process as soon as possible thereafter, subject to any intervening events or the Board becoming aware of any other circumstances which would render it not to go forward with the Domestication.

The Arrangement will become effective following the filing with the CBCA Director of the Articles of Arrangement, together with such other materials as may be required by the CBCA Director, and the issuance by the CBCA Director of the Certificate of Arrangement.

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Share Certificates Following the Arrangement

Upon completion of the Arrangement, the Shareholders (other than Dissenting Shareholders, as defined herein) will hold the New Almonty Shares as of the effective date of the Arrangement (the “Effective Date”) without further act or formality. The existing share certificates representing Common Shares will not be cancelled but will represent New Almonty Shares as of the Effective Time. Shareholders may, but are not required to, surrender their Common Share certificates to Computershare if they wish to receive new certificates representing New Almonty Shares. Registered Shareholders who wish to surrender their Common Share certificates to Computershare and to receive new certificates representing New Almonty Shares should contact Computershare by email at service@computershare.com.

Should a Registered Shareholder who surrenders a Common Share certificate to Computershare wish to register the certificate representing a New Almonty Share in a different name than that which is shown on such surrendered Common Share certificate, such Common Share certificate must be endorsed or be accompanied by an appropriate securities transfer power of attorney duly and properly completed by the Registered Shareholder, with the signature on the endorsement panel, or securities transfer power of attorney medallion guaranteed by an Eligible Institution. An “Eligible Institution” means a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Canadian Investment Regulatory Organization (CIRO), members of the National Association of Securities Dealers or banks and trust companies in the United States.

Proposed Certificate of Incorporation and By-Laws of New Almonty

We have included provisions in the proposed Certificate of Incorporation and By-Laws of New Almonty that do not simply reflect the default provisions of Delaware law, some of which include:

●	the election of directors of New Almonty need not be by written ballot (unless New Almonty’s board of directors votes to require a written ballot);

●	the requirement and process by which the Stockholders provide prior notice to nominate directors;

●	the limitations on the personal liability of a director or officer to New Almonty or its Stockholders for monetary damages for breach of fiduciary duty as a director or officer except as prohibited by Delaware law; and

●	the prohibitions on the ability of Stockholders to call a special meeting of Stockholders.

Dissent Rights of Shareholders

The Interim Order provides that Registered Shareholders may exercise dissent rights (Shareholders exercising such rights being “Dissenting Shareholders”) with respect to their Common Shares in connection with the Arrangement, pursuant to and in the manner set forth in Section 190 of the CBCA as modified by the Interim Order and the Plan of Arrangement. Subject to the Arrangement becoming effective, a Dissenting Shareholder who validly exercises dissent rights in respect of his, her or its Common Shares and who has not withdrawn, or been deemed to have withdrawn, such exercise of dissent rights is entitled to be paid the fair value of such Common Shares in accordance with Section 190 of the CBCA, as modified by the Interim Order and the Plan of Arrangement.

The following is a summary of a Registered Shareholder’s dissent rights in respect of the Arrangement Resolution. Such summary is not a comprehensive statement of the procedures to be followed by a Registered Shareholder who wishes to exercise dissent rights, and is qualified in its entirety by reference to the full text of Section 190 of the CBCA (which is attached to this Circular as Exhibit I), as modified and supplemented by the Plan of Arrangement (which is attached to this Circular as Exhibit B) and the Interim Order (which is attached to this Circular as Exhibit C). The Court hearing the application for the Final Order has the discretion to alter the dissent rights described herein based on the evidence presented at such hearing.

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The following summary does not purport to constitute a comprehensive summary of the procedures to be followed by a Dissenting Shareholder seeking to exercise dissent rights. The statutory provisions covering the right to dissent are technical and complex. A Registered Shareholder who wishes to exercise dissent rights should seek independent legal advice, as failure to strictly comply with the provisions of Section 190 of the CBCA, as modified and supplemented by the Plan of Arrangement and the Interim Order, may result in the loss of all dissent rights.

A Registered Shareholder may dissent only with respect to all of the Common Shares held by such Shareholder, or on behalf of any one beneficial holder in respect of all the Common Shares owned by such beneficial holder, and which are registered in the Dissenting Shareholder’s name.

Dissent rights may only be exercised by Registered Shareholders. Accordingly, a non-registered Shareholder who wishes to dissent with respect to his, her or its Common Shares will need to make arrangements for such Common Shares to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution is required or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on such holder’s behalf.

Voting against the Arrangement Resolution or abstaining from voting on the Arrangement Resolution does not satisfy the objection requirements under Section 190 of the CBCA. To exercise the right of dissent, a Dissenting Shareholder must deliver to the Company a written objection to the Arrangement Resolution, which must strictly comply with the requirements of Section 190 of the CBCA, as modified and supplemented by the Plan of Arrangement and the Interim Order, which written objection must be received by the Company by not later than 5:00 p.m. (Vancouver time) on the business day that is two (2) business days immediately preceding the Meeting (or any adjournment or postponement thereof), and such Dissenting Shareholder must otherwise comply with Section 190 of the CBCA, as modified and supplemented by the Plan of Arrangement and the Interim Order.

Section 190 of the CBCA

Section 190 of the CBCA, as modified by the Plan of Arrangement and the Interim Order, provides that Registered Shareholders may exercise a right of dissent and require the Company to purchase the Common Shares held by such Shareholders at the fair value of such Common Shares. At the Effective Time, a Registered Shareholder that has validly exercised dissent rights will cease to have any rights as a holder of Common Shares other than the right to be paid the fair value of such Shareholder’s Common Shares. Fair value is determined as of the close of business on the last business day before the Arrangement Resolution is approved by Shareholders.

The exercise of dissent rights does not deprive a Registered Shareholder of the right to vote at the Meeting. However, a Shareholder is not entitled to exercise dissent rights in respect of the Arrangement Resolution if such Shareholder votes any of the Common Shares beneficially held by such holder in favour of the Arrangement Resolution.

Within 10 days after the Arrangement Resolution is approved by the Shareholders, the Company must send to each Dissenting Shareholder a notice that the Arrangement Resolution has been adopted, setting out the rights of the Dissenting Shareholder and the procedures to be followed on exercise of those rights.

Within 20 days after receiving the above notice from us, or if you do not receive such notice, within 20 days after learning that the Arrangement Resolution has been approved, you must send us a payment demand containing:

●	your name and address;

●	the number of Common Shares in respect of which you dissent; and

●	a demand for payment of the fair value of your Common Shares.

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Within 30 days after sending a payment demand, you must send to us directly, or to our transfer agent, the certificates representing your Common Shares. If you fail to send us a dissent notice, a payment demand or your share certificates within the appropriate time frame, you forfeit your right to dissent and your right to be paid the fair value of your Common Shares. The Company or its transfer agent will endorse on your share certificates a notice that you are a Dissenting Shareholder and will return the share certificates to you.

If the Arrangement becomes effective, then the Company will be required to send, not later than the seventh day after the later of (i) the Effective Date, and (ii) the day the demand for payment is received, to each Dissenting Shareholder whose demand for payment has been received, a written offer to pay for the Common Shares of such Dissenting Shareholder in such amount as the Board considers to be the fair value thereof, accompanied by a statement showing how the fair value was determined, unless there are reasonable grounds for believing that the Company is, or after the payment would be, unable to pay its liabilities as they become due or the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities. We must pay you for your Common Shares within ten days after you accept our offer. Any such offer lapses if we do not receive your acceptance within 30 days after the offer to pay has been made to you.

If we fail to make an offer to pay for your Common Shares, or if you fail to accept the offer within the specified period, we may, within 50 days after the Effective Date, apply to the Court to fix a fair value for your Common Shares. There is no obligation for the Company to apply to the Court, and if the Company fails to make such an application, a Dissenting Shareholder has the right to so apply within a further period of 20 days.

All Dissenting Shareholders whose Common Shares have not been purchased will be joined as parties and bound by the decision of the Court. We are required to notify each affected Dissenting Shareholder of the date, place and consequences of the application and of its right to appear and be heard in person or by counsel. The Court may determine whether any person who is a Dissenting Shareholder should be joined as a party. The Court will then fix a fair value for the Common Shares of all Dissenting Shareholders who have not accepted a payment offer from us. The final order of the Court will be rendered against us for the amount of the fair value of the Common Shares of all Dissenting Shareholders. The Court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder and appoint an appraiser to assist in the determination of a fair value for the Common Shares.

THIS IS ONLY A SUMMARY OF THE DISSENTING SHAREHOLDER PROVISIONS OF THE CBCA. THEY ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT IF YOU WANT TO AVAIL YOURSELF OF YOUR RIGHTS THAT YOU SEEK YOUR OWN LEGAL ADVICE. FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE CBCA, AS MODIFIED BY THE PLAN OF ARRANGEMENT AND THE INTERIM ORDER, MAY PREJUDICE YOUR RIGHT OF DISSENT. SECTION 190 OF THE CBCA IS ATTACHED HEREIN AS EXHIBIT I AND IS INCORPORATED HEREIN BY REFERENCE.

Arrangement Resolution

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is set forth in Exhibit A (the “Arrangement Resolution”).

It is the intention of the persons named in the enclosed form of proxy, if not expressly directed to the contrary in any such proxy, to vote FOR the Arrangement Resolution.

Shareholder Approval and Board Recommendation

Pursuant to the CBCA, the Arrangement must be authorized by a special resolution of the Shareholders, which requires the approval of at least two-thirds of the votes cast at the Meeting in person or by proxy.

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The directors of the Company have unanimously approved the Arrangement and recommend that Shareholders vote FOR the Arrangement Resolution. The Board believes it is in the best interests of the Company and Shareholders participating in the Arrangement to effect the Arrangement based on the factors discussed herein. Management strongly endorses the proposed Arrangement and recommends that you vote FOR the Arrangement Resolution. The directors and senior officers of the Company, who collectively beneficially own, control or direct, directly or indirectly, 31,875,525 Common Shares representing approximately 11.68% of the issued and outstanding Common Shares, have indicated to management that they intend to vote FOR the Arrangement Resolution.

Shareholders are urged to vote FOR the approval of the Arrangement Resolution substantially in the form outlined in Exhibit A of this Circular. Shareholders are encouraged to confer with their legal, accounting and other advisers with respect to this proposal.

Unless contrary instructions are indicated on the form of proxy/VIF, the persons designated in the accompanying form of proxy/VIF intend to vote FOR the Arrangement Resolution to approve the Arrangement.

Accounting Treatment of the Domestication

Our Domestication as a Delaware corporation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at carrying value. Accordingly, the assets and liabilities of New Almonty will be reflected at their carrying value to us. Any of our Common Shares that we acquire from Dissenting Shareholders will be treated as an acquisition of treasury stock at the amount paid for the Common Shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE ARRANGEMENT

The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder, as amended (collectively, the “Canadian Tax Act”), as of the date hereof, generally applicable, in respect of the Arrangement, and the holding or disposition of New Almonty Shares, to a beneficial owner of Common Shares that, at all relevant times and for the purposes of the Canadian Tax Act, (i) holds its Common Shares and, following the Arrangement, New Almonty Shares as capital property, and (ii) deals at arm’s length and is not affiliated with the Company and, following the Arrangement, New Almonty (a “Holder”).

A Common Share or New Almonty Share will generally be considered to be capital property to a Holder unless either (i) the Holder holds the Common Share or New Almonty Share (as applicable) in the course of carrying on a business or (ii) the Holder has acquired the Common Share or New Almonty Share (as applicable) in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary assumes that New Almonty will not be, and will not be deemed to be, resident in Canada for Canadian federal income tax purposes at any relevant time after the Arrangement. This summary further assumes that pursuant to Delaware law, New Almonty will remain the same corporate entity as the Company following the Arrangement and that the Arrangement will not result in any disposition of the Common Shares or of any property of the Company. The summary is further based on the facts set out in this Circular, the current provisions of the Canadian Tax Act in force as of the date hereof, an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof, and all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”). No assurances can be given that the Proposed Amendments will be enacted or will be enacted as proposed. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

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This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder and no representations with respect to the income tax consequences to any particular Holder are made. Without limiting the foregoing, this summary does not address any income tax considerations that may arise where the Holder received or acquired its Common Shares in connection with any employee stock option or executive compensation plan. This summary is not exhaustive of all Canadian federal income tax considerations and does not describe the income tax considerations relating to the deductibility of interest on money borrowed to acquire Common Shares (or, following the Arrangement, New Almonty Shares). Holders of Common Shares and New Almonty Shares should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

In general, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares or New Almonty Shares must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Resident Holders

This section of the summary applies to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention (a “Resident Holder”). This summary is not applicable to a Resident Holder: (i) that is a “financial institution” for purposes of the mark-to-market rules in the Canadian Tax Act, (ii) that is a “specified financial institution” as defined in the Canadian Tax Act, (iii) that reports its “Canadian tax results” within the meaning of the Canadian Tax Act in a currency other than Canadian currency, (iv) an interest in which is a “tax shelter investment” for the purposes of the Canadian Tax Act, (v) who has entered or will enter into a “derivative forward agreement”, “dividend rental arrangement” or “synthetic disposition arrangement” as those terms are defined in the Canadian Tax Act with respect to any of the Common Shares or New Almonty Shares, or (vi) for whom New Almonty would be a “foreign affiliate” after the Arrangement. Any such Resident Holders should consult their own tax advisors.

A Resident Holder whose Common Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Canadian Tax Act to have the Common Shares and every other “Canadian security” (as defined in the Canadian Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. After the Arrangement, the New Almonty Shares will no longer be Canadian securities for these purposes. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Canadian Tax Act is available and/or advisable in their particular circumstances.

Arrangement

The Arrangement will not constitute a disposition of property for a Resident Holder for Canadian federal income tax purposes and, accordingly, will not give rise to a capital gain or capital loss for such purposes.

Dividends following the Arrangement

A Resident Holder will be required to include in computing such Resident Holder’s income for Canadian federal income tax purposes the amount of any dividends received on the New Almonty Shares at any time after the Arrangement. Dividends received at such time on the New Almonty Shares by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a “taxable Canadian corporation,” and a Resident Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income, in each case for Canadian federal income tax purposes.

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Disposition of New Almonty Shares

Upon a disposition or a deemed disposition of a New Almonty Share after the Arrangement, a Resident Holder that holds such share as capital property will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the New Almonty Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the New Almonty Share to the Resident Holder. The adjusted cost base to the Resident Holder of a New Almonty Share acquired at any particular time will be determined by averaging the cost of such New Almonty Share with the adjusted cost base of all New Almonty Shares owned by the Resident Holder as capital property immediately before that time, if any.

A Resident Holder will be required to include in computing its income for the taxation year of disposition one-half of the amount of any capital gain (a “taxable capital gain”) realized in such taxation year. Subject to and in accordance with the provisions of the Canadian Tax Act, a Resident Holder will be required to deduct one-half of the amount of any capital loss realized in a particular taxation year (an “allowable capital loss”) against taxable capital gains realized in the taxation year. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Canadian Tax Act. Pursuant to certain Proposed Amendments, the capital gains inclusion rate is proposed to be increased from one-half to two-thirds for (i) all capital gains realized on or after January 1, 2026 by corporations and trusts and (ii) the portion of capital gains realized on or after January 1, 2026 by individuals in excess of an annual $250,000 threshold. Corresponding changes to the proportion of a capital loss that is an allowable capital loss are also proposed. Transitional rules will apply to separately identify capital gains and losses realized before the effective date of the proposals and capital gains and losses realized on or after the effective date of the proposals. There is no certainty that the Proposed Amendments will become law in the form proposed or at all.

Refundable Tax

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) or at any time in the year a “substantive CCPC” (as defined in the Canadian Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Canadian Tax Act), including any dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income, and an amount in respect of taxable capital gains. Resident Holders to whom these rules may apply are advised to consult their own tax advisors.

Alternative Minimum Tax

In general terms, a Resident Holder who is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on New Almonty Shares, or realizes a capital gain on the disposition or deemed disposition of New Almonty Shares, may be liable for alternative minimum tax under the Canadian Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

Foreign Property Reporting

New Almonty Shares may constitute “specified foreign property” in respect of which a CRA form T1135 is required to be filed by a Resident Holder. A Resident Holder should consult their own tax advisor in this regard.

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Offshore Investment Fund Property Rules

Pursuant to the offshore investment fund property rules in section 94.1 of the Canadian Tax Act (the “OIFP Rules”), if in a particular year a Resident Holder holds or has an interest in New Almonty Shares, and the New Almonty Shares may reasonably be considered to derive their value, directly or indirectly, primarily from portfolio investments in (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing, and one of the main reasons for holding an interest in the New Almonty Shares is to reduce or defer the Canadian tax liability that would have applied to the income, profits and gains generated by the portfolio investments if such income, profits and gains had been earned directly by the holder, the Resident Holder will generally be required to include in computing income for the year an amount equal to the amount, if any, by which (i) an imputed return for the taxation year computed on a monthly basis and calculated as the product obtained when the Resident Holder’s “designated cost” (within the meaning of the Canadian Tax Act) of the New Almonty Shares at the end of the month, is multiplied by one-twelfth of the total of (A) the applicable prescribed rate for the period that includes such month, and (B) two percent, exceeds (ii) the Resident Holder’s income for the year (other than a capital gain) in respect of the New Almonty Shares determined without reference to these rules. The OIFP Rules are complex and their application depends, to a large extent, on the reasons for a Resident Holder acquiring or holding the New Almonty Shares. Canadian Resident Holders are urged to consult their own tax advisors regarding the application and consequences of the OIFP Rules in their own particular circumstances.

Dissenting Resident Holders

A Resident Holder that validly exercises dissent rights (a “Dissenting Resident Holder”) will be entitled to be paid by the Company the fair value of their Common Shares in respect of which they dissent. See the section entitled “Business of the Meeting: Approval of the Arrangement – Dissent Rights of Shareholders” above for more information on exercising dissent rights.

Generally, a Dissenting Resident Holder will be deemed to have received a dividend on their Common Shares equal to the amount, if any, by which the fair value of their Common Shares exceeds the paid-up capital of such Common Shares for purposes of the Canadian Tax Act. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition in the case of a Dissenting Resident Holder that is a corporation. The difference between the fair value of the Common Shares and the amount of any deemed dividend would be treated as proceeds of disposition of the Common Shares for the purposes of computing any capital gain or capital loss realized by a Dissenting Resident Holder on the disposition of the Common Shares. The Canadian tax consequences of such capital gain or capital loss are as described under “Resident Holders – Disposition of New Almonty Shares” above. Resident Holders who are considering exercising dissent rights in connection with the Arrangement are urged to consult with their tax advisors with respect to the tax consequences of such action.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act: (i) is not, and is not deemed to be, resident in Canada for the purposes of the Canadian Tax Act or any applicable income tax treaty or convention, and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, any of the Common Shares or, following the Arrangement, New Almonty Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” within the meaning of the Canadian Tax Act. Such Holders should consult their own tax advisors.

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Arrangement

The Arrangement will not constitute a disposition of property for a Non-Resident Holder for Canadian federal income tax purposes and, accordingly, will not give rise to a capital gain or capital loss for such purposes.

Disposition of New Almonty Shares

A Non-Resident Holder who disposes of or is deemed to dispose of New Almonty Shares after the Arrangement will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on such disposition unless the New Almonty Shares constitute, or are deemed to constitute, “taxable Canadian property” (as defined in the Canadian Tax Act) to the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Provided that the New Almonty Shares are listed on a designated stock exchange (which includes the TSX and ASX) at a particular time, the New Almonty Shares generally will not constitute taxable Canadian property to a Non-Resident Holder at that time unless, at any time during the 60-month period ending at that time: (i) 25% or more of the issued shares of any class or series of New Almonty’s (or, prior to the Arrangement, the Company’s) capital stock were owned by any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the value of the New Almonty Shares (or, prior to the Arrangement, the Common Shares) was derived, directly or indirectly, from one or any combination of (a) real or immoveable property situated in Canada, (b) Canadian resource properties, (c) timber resource properties, and (d) options in respect of any such property, all for purposes of the Canadian Tax Act. A Non-Resident Holder’s New Almonty Shares may also be deemed to be taxable Canadian property in certain circumstances set out in the Canadian Tax Act.

If the New Almonty Shares are considered taxable Canadian property to the Non-Resident Holder, upon a disposition or a deemed disposition of such New Almonty Shares the Non-Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the New Almonty Shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the New Almonty Shares to the Non-Resident Holder. Any such capital gain or capital loss will be subject to Canadian taxation as described under the heading “—Resident Holders – Disposition of New Almonty Shares”.

An applicable income tax treaty or convention may apply to exempt a Non-Resident Holder from tax under the Canadian Tax Act in respect of a disposition of New Almonty Shares notwithstanding that such New Almonty Shares may constitute taxable Canadian property.

Non-Resident Holders whose New Almonty Shares may be taxable Canadian property should consult their own tax advisors.

Dividends following the Arrangement

A Non-Resident Holder will not be subject to Canadian withholding tax on dividends paid by New Almonty following the Arrangement.

Dissenting Non-Resident Holders

A Non-Resident Holder that validly exercises dissent rights (a “Dissenting Non-Resident Holder”) will be entitled to receive from the Company the fair value of the Common Shares in respect of which it dissents. See “Business of the Meeting: Approval of the Arrangement – Dissent Rights of Shareholders” above for more information on exercising dissent rights.

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Generally, a Dissenting Non-Resident Holder will be deemed to have received a dividend on the Common Shares equal to the amount, if any, by which the fair value of the Common Shares exceeds the paid-up capital of such Common Shares for purposes of the Canadian Tax Act. Any such deemed dividend will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend, but this rate may be reduced pursuant to an applicable tax treaty. The difference between the fair value of the Common Shares and the amount of any deemed dividend would be treated as proceeds of disposition of the Common Shares for the purposes of computing any capital gain or capital loss realized by a Dissenting Non-Resident Holder on the disposition of the Common Share. A Dissenting Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on the disposition of Common Shares unless the Common Shares are “taxable Canadian property” for purposes of the Canadian Tax Act, as discussed above. Any interest awarded to a Dissenting Non-Resident Holder by a court will not be subject to withholding tax under the Canadian Tax Act, provided such interest is not “participating debt interest” for purposes of the Canadian Tax Act. Non-Resident Holders who are considering exercising dissent rights in connection with the Arrangement are urged to consult with their tax advisors with respect to the tax consequences of such action.

Eligibility for Investment

Provided that the New Almonty Shares continue to be listed on a “designated stock exchange” such as the TSX and/or ASX at the Effective Time and at all relevant times thereafter, the New Almonty Shares will continue to be a qualified investment for trusts governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), deferred profit sharing plan, registered disability savings plan (“RDSP”), registered education savings plan (“RESP”), tax-free savings account (“TFSA”) and first home savings account (“FHSA”).

Notwithstanding that the New Almonty Shares may be a qualified investment for a trust governed by a RRSP, RRIF, RESP, RDSP, TFSA or FHSA, the annuitant of a RRSP or RRIF, the subscriber of a RESP or the holder of a RDSP, TFSA or FHSA, as the case may be, will be subject to a penalty tax if such New Almonty Shares are a “prohibited investment” (as defined in the Canadian Tax Act). The New Almonty Shares will generally not be a “prohibited investment” for a trust governed by a RRSP, RRIF, RESP, RDSP, TFSA or FHSA provided that (i) the annuitant of the RRSP or the RRIF, the subscriber of the RESP or the holder of the RDSP, TFSA or FHSA, as the case may be, deals at “arm’s length” (as defined in the Canadian Tax Act) with New Almonty and does not have a “significant interest” (as defined in the Canadian Tax Act) in New Almonty, or (ii) the New Almonty Shares are “excluded property” (as defined in subsection 207.01(1) of the Canadian Tax Act) for the RRSP, RRIF, RESP, RDSP or TFSA. Shareholders holding New Almonty Shares through such plans should consult their own tax advisors as to whether their New Almonty Shares would be a prohibited investment in their particular circumstances.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE DOMESTICATION

The following is a general discussion of certain U.S. federal income tax considerations under the United States Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”) generally applicable to certain U.S. Holders (as defined below) relating to the Domestication and Non-U.S. Holders (as defined below) participating in the Domestication and of the ownership and disposition of New Almonty Shares received by Non-U.S. Holders pursuant to the Domestication. This discussion is based upon the provisions of the U.S. Tax Code, existing final, temporary and proposed U.S. Treasury Department regulations promulgated thereunder (the “Treasury Regulations”), and current published administrative rulings and court decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences to vary substantially from those described below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift (or any other non-income), U.S. state or local, U.S. federal net investment income or non-U.S. tax consequences to U.S. Holders of the Domestication. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements.

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No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences described herein. This discussion is not binding on the IRS or any court, and there can be no assurance that the IRS will not take a contrary position or that such a position would not be sustained by a court.

This discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder of Common Shares (or, after the Domestication, New Almonty Shares) and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder is made. This discussion does not take into account the individual facts and circumstances of any particular holder of Common Shares that may affect the U.S. federal income tax consequences to such holder, including specific tax consequences to a Holder under an applicable tax treaty. This discussion applies only to holders that own Common Shares prior to the Domestication, and will own New Almonty Shares after the Domestication, as “capital assets” for U.S. federal income tax purposes (generally, property held for investment purposes), and does not discuss all of the U.S. federal income tax considerations that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law including, without limitation:

●	banks, trusts, mutual funds and other financial institutions;

●	regulated investment companies or real estate investment trusts;

●	traders in securities that elect to apply a mark-to-market method of accounting;

●	brokers, dealers or traders in securities, currencies or commodities;

●	tax-exempt organizations, tax-qualified retirement accounts, or pension funds;

●	insurance companies;

●	dealers or brokers in securities or foreign currency;

●	individual retirement and other tax-deferred accounts;

●	holders whose functional currency is not the U.S. dollar;

●	holders subject to taxing jurisdictions other than, or in addition to, the U.S.;

●	holders subject to special tax accounting rules, including with respect to any item of gross income with respect to Common Shares (or after the Domestication, New Almonty Shares) being taken into account in an applicable financial statement;

●	holders subject to the alternative minimum tax;

●	holders that own, directly, indirectly or constructively, five percent (5%) or more of the total voting power or total value of all of the outstanding Common Shares (or after the Domestication, New Almonty Shares);

●	holders that hold their Common Shares (or after the Domestication, New Almonty Shares) as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

●	holders who hold their Common Shares (or after the Domestication, New Almonty Shares) other than as capital assets within the meaning of Section 1221 of the U.S. Tax Code;

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●	partnerships or other pass-through entities (and partners or other owners thereof);

●	S corporations (and shareholders thereof);

●	holders that hold their Common Shares (or after the Domestication, New Almonty Shares) in connection with a trade or business, permanent establishment, or fixed base outside the U.S.;

●	holders that are expatriates or former long-term residents of the U.S.; and

●	holders who received their shares through the exercise or cancellation of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan.

Holders that are subject to special provisions under the U.S. Tax Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal income, estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the Domestication and the ownership and disposition of New Almonty Shares by such holders following the Domestication.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Common Shares at the time of the Domestication and, to the extent applicable, New Almonty Shares following the Domestication, that is:

●	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Common Shares or, after the completion of the Domestication, New Almonty Shares, that is, for U.S. federal income tax purposes, not a U.S. Holder or a partnership or other “pass-through” entity for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership or other “pass-through” entity for U.S. federal income tax purposes, holds Common Shares at the time of the Domestication or, to the extent applicable, New Almonty Shares following the Domestication, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A Shareholder that is a partnership or a partner (or other owner) in such partnership is urged to consult its own tax advisors about the U.S. federal income tax consequences of the Domestication to them in light of their own circumstances.

This summary is for general information only and is not intended to constitute a complete description of all United States tax consequences relating to the Domestication and holding and disposing of Common Shares (or after the Domestication, New Almonty Shares). Shareholders are urged to consult their own tax advisors as to the U.S. federal income and other tax considerations relating to the Domestication and holding and disposing of Common Shares (or after the Domestication, New Almonty Shares) to them in light of their own circumstances, as well as the effect of any state, local or non-U.S. tax laws.

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U.S. Federal Income Tax Consequences of the Domestication For U.S. Holders

Pursuant to the Domestication, the Company will change its jurisdiction of incorporation from Canada to Delaware. We believe that the Domestication should qualify as an F Reorganization. However, there is no U.S. federal income tax authority directly addressing the tax consequences of the Domestication and, accordingly, this tax treatment is not free from doubt. Assuming the Domestication qualifies as an F Reorganization, U.S. Holders generally should not recognize gain or loss on the Domestication for U.S. federal income tax purposes, except as provided below under the caption headings “– Effects of Section 367 on the Domestication” and “– Passive Foreign Investment Company Status”. The Domestication should be treated, for U.S. federal income tax purposes, as if Almonty (prior to the continuance) (i) transferred all of its assets and liabilities to New Almonty in exchange for all of the outstanding common stock of New Almonty and (ii) then distributed the common stock of New Almonty to the Shareholders of Almonty in liquidation of Almonty. Assuming the Domestication qualifies as an F Reorganization, and subject to the discussion below, (i) the tax basis of a New Almonty Share deemed to be received by a U.S. Holder in the Domestication will equal the U.S. Holder’s adjusted tax basis in the Common Share deemed to be surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the U.S. Tax Code (as discussed below), and (ii) the holding period for a New Almonty Share deemed to be received by a U.S. Holder will include such U.S. Holder’s holding period for the Common Share deemed to be surrendered in exchange therefor. U.S. Holders who acquired different blocks of Common Shares at different times or different prices should consult their own tax advisors as to the determination of the tax bases and holding periods of the New Almonty Shares deemed to be received in the Domestication.

If the Domestication does not qualify as an F Reorganization, a U.S. Holder generally would, subject to the potential application of the PFIC rules, recognize gain or loss with respect to its Common Share in an amount equal to the difference between the fair market value of the New Almonty Shares deemed to be received in the Domestication and the U.S. Holder’s adjusted tax basis in such holder’s Common Shares deemed to be surrendered in the Domestication. In such event, such U.S. Holder’s basis in the New Almonty Shares would be equal to the fair market value of such stock on the date of the Domestication, and such U.S. Holder’s holding period for the New Almonty Shares would begin on the day following the date of the Domestication.

Effects of Section 367 on the Domestication

Section 367 of the U.S. Tax Code applies to certain non-recognition transactions involving foreign corporations and has the effect of imposing U.S. income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the U.S. Tax Code would apply to the Domestication under the circumstances discussed below if the Domestication otherwise qualifies as an F Reorganization.

U.S. Holders that own Common Shares with a fair market value of less than $50,000

A U.S. Holder who, at the time of the Domestication, beneficially owns Common Shares with a fair market value of less than $50,000 should not be required to recognize any income or gain under Section 367(b) of the U.S. Tax Code in connection with the Domestication.

U.S. Holders that own shares of Common Shares with a fair market value of $50,000 or more (but are not 10% U.S. Holders)

A U.S. Holder who, at the time of the Domestication, is not a 10% U.S. Holder and beneficially owns Common Shares with a fair market value of $50,000 or more must either (a) recognize a gain (if any), but not a loss, with respect to the Domestication or, in the alternative, (b) may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder.

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Unless such U.S. Holder makes the “all earnings and profits” election, such U.S. Holder generally (subject to the potential application of the PFIC rules), should recognize a gain (if any), but not a loss, with respect to their Common Shares in an amount equal to the difference between the fair market value of the New Almonty Shares deemed to be received and such U.S. Holder’s adjusted tax basis in their Common Shares deemed to be surrendered in exchange therefor pursuant to the Domestication, and such gain would be capital gain, and should be long-term capital gain if the U.S. Holder’s holding period for the Common Shares at the time of the Domestication is longer than one year.

U.S. Holders who acquired different blocks of Common Shares at different times or different prices should consult their own tax advisors as to the determination of the tax bases and holding periods of the New Almonty Shares deemed to be received in the Domestication.

In lieu of recognizing any gain as described above, a U.S. Holder that validly makes the “all earnings and profits” election will be required to include in income as a deemed dividend the “all earnings and profits amount” (within the meaning of Treasury Regulations Section 1.367(b)-2(d)) attributable to the Common Shares owned directly by such U.S. Holder. Treasury Regulations under Section 367 provide that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the U.S. Tax Code. In general, Section 1248 of the U.S. Tax Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Accordingly, the “all earnings and profits amount” attributable to the Common Shares held by a U.S. Holder should generally depend on the Company’s accumulated earnings and profits (as determined under U.S. federal income tax principles) from the date that the Common Shares were acquired by such U.S. Holder through the Effective Date.

If a U.S. Holder makes the “all earnings and profits” election, the election must comply with strict conditions for making this election under applicable Treasury Regulations. U.S. Holders wishing to make the “all earnings and profits” election should consult their own tax advisors regarding the process for, and effect of, making the election in light of their own circumstances.

10% U.S. Holders

A U.S. Holder who, at the time of the Domestication, beneficially owns (directly, indirectly or by attribution) 10% or more of the total combined voting power or value of all classes of shares of stock of Almonty (a “10% U.S. Holder”) is subject to special rules that generally require such 10% U.S. Holder to include in income, as a deemed dividend, the “all earnings and profits amount” attributable to the shares of Common Stock owned by such U.S. Holder. 10% U.S. Holders should consult their own tax advisors regarding the effect of the Domestication to them in light of their own circumstances.

Determination of the “All Earnings and Profits Amount”

The Company is currently in the process of determining its historical earnings and profits and also expects to determine its earnings and profits for 2024 and for the portion of 2025 ending on the Effective Date. The Company will not complete this determination until after completion of the Domestication. As noted above, the “all earnings and profits amount” attributable to Common Shares held by a particular U.S. Holder should generally depend on the Company’s accumulated earnings and profits from the date that the Common Shares were acquired by such U.S. Holder through the Effective Date. The Company intends to provide on its external website (https://almonty.com/investors/financials/), under the heading “Financial Reports”, information regarding the Company’s earnings and profits once such information is reasonably available. The determination of the Company’s earnings and profits is a complex determination and may be impacted by numerous factors. Accordingly, there can be no assurance that the IRS will agree with the Company’s determination of such earnings and profits. If the IRS does not agree with such earnings and profits calculations, the earnings and profits of the Company may be greater than reported on the Company’s website (as described above). In such case, a U.S. Holder that makes an “all earnings and profits” election or a 10% U.S. Holder could have a positive (or a more positive than anticipated) “all earnings and profits amount” in respect of such U.S. Holder’s shares and thereby recognize greater taxable income.

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U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DOMESTICATION, WHETHER TO MAKE THE “ALL EARNINGS AND PROFITS” ELECTION DESCRIBED ABOVE AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.

Passive Foreign Investment Company Status

If the Company was a passive foreign investment company (“PFIC”) under Section 1297 of the U.S. Tax Code for any taxable year during which a U.S. Holder has held Common Shares, certain adverse tax consequences could apply to such U.S. Holder in connection with the Domestication. In general, the Company would be a PFIC with respect to a U.S. Holder if for any taxable year in which the U.S. Holder held its Common Shares, (i) at least 75% of the Company’s gross income for the taxable year was passive income, or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Company’s assets was attributable to assets that produced, or were held for the production of, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. Holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. Holder.

The Company has not made a determination of whether it is or ever has been a PFIC for U.S. federal income tax purposes. Accordingly, it is possible that the Company is or has been a PFIC for U.S. federal income tax purposes. This determination of whether the Company is or has been a PFIC depends on complex factual determinations that are made annually and thus there can be no assurance that the Company is not and has not been a PFIC. If the Company has not been a PFIC at any time during a U.S. Holder’s holding period for their Common Shares, the Domestication should not be a taxable event for such U.S. Holder solely as a result of the application of the PFIC rules.

However, if the Company was a PFIC for any taxable year during which a U.S. Holder held Common Shares, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Domestication, unless an exception under the relevant Treasury Regulations can be relied upon. Section 1291(f) of the U.S. Tax Code generally requires that, to the extent provided in the Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any provision of law. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date (the “Proposed PFIC Regulations”). If finalized in their current form, the Proposed PFIC Regulations would generally require gain recognition by United States persons deemed to exchange Common Shares for New Almonty Shares pursuant to the Domestication, if Almonty were classified as a PFIC at any time during such United States person’s holding period in such stock and such person had not made either a “qualified electing fund” election under Section 1295 of the U.S. Tax Code for the first taxable year in which such U.S. Holder owned Common Shares or in which the Company was a PFIC, whichever is later, or a “mark-to-market” election under Section 1296 of the U.S. Tax Code. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such stockholders on our undistributed earnings. In addition, the regulations would provide coordinating rules with Section 367(b) of the U.S. Tax Code, whereby, if the gain recognition rule of the Proposed PFIC Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the U.S. Tax Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the U.S. Tax Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the section entitled “– Effects of Section 367 on the Domestication”.

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It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the U.S. Tax Code will be adopted. The PFIC rules are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are urged to consult their own tax advisors concerning the potential application of the PFIC rules to such holder under their particular circumstances.

U.S. Holders Exercising Dissent Rights

A U.S. Holder of Common Shares that validly exercises dissent rights and receives the fair value for such holder’s Common Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount received by such U.S. Holder in exchange for Common Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary interest income), and (ii) the adjusted tax basis of such U.S. Holder in such Common Shares surrendered. Subject to the potential application of the PFIC rules discussed above, such gain or loss would be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Shares was more than one year at the Effective Date. Preferential tax rates for long-term capital gains are generally applicable to a U.S. Holder that is an individual, estate or trust. Deductions for capital losses are subject to significant limitations. If Almonty has been a PFIC at any time during which a U.S. Holder has held Common Shares, then any gain from the exercise of dissent rights may be subject to adverse U.S. federal income tax treatment under the PFIC rules. See “– Passive Foreign Investment Company Status”. It is possible that the IRS may take the position that some portion of the amounts received by a U.S. Holder exercising dissent rights should be treated as interest or as otherwise being subject to taxation as ordinary income. A U.S. Holder that intends to exercise dissent rights is urged to consult its own tax advisors regarding the U.S. federal income tax consequences to it of exercising such rights prior to exercising such rights and having due regard to such U.S. Holder’s particular circumstances.

Non-U.S. Holders

Certain U.S. Federal Income Tax Consequences of the Domestication to Non-U.S. Holders

The Domestication is not expected to result in any material U.S. federal income tax consequences to a Non-U.S. Holder provided that such Non-U.S. Holder (i) has not been engaged in the conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, such Non-U.S. Holder has not maintained a permanent establishment within the United States), and (ii) is not a non- resident alien individual treated as present in the United States for 183 days or more during the taxable year of the Domestication and certain other requirements are met. Non-U.S. Holders of Common Shares that validly exercise dissent rights and meet the requirements described in (i) and (ii) of the preceding sentence are not expected to recognize taxable gain for U.S. federal income tax purposes as a result of exercising such dissent rights. It is possible, however, that the IRS may take the position that some portion of the amounts received by a Non-U.S. Holder exercising dissent rights should be treated as U.S. source interest or other U.S. source income. In such case, such portion may be subject to U.S. withholding tax at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty or other exception and, in either case, provides proper certification of its eligibility. Non-U.S. Holders that intend to exercise dissent rights are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such holder of exercising such rights prior to exercising such rights and having due regard to such Non-U.S. Holder’s particular circumstances.

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Ownership and Disposition of New Almonty Shares After the Domestication

Distributions with Respect to New Almonty Shares

In general, any distributions made to a Non-U.S. Holder of New Almonty Shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W- 8BEN-E, as applicable). Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the New Almonty Shares, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in such New Almonty Shares, as capital gain. See the discussion below under the heading “– Sale or Other Taxable Disposition of New Almonty Shares”.

Dividends paid by the Company to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The dividend rules are complex. Non-U.S. Holders of New Almonty Shares are urged to consult with their own tax advisors regarding eligibility for benefits under any applicable income tax treaty with respect to dividends paid by the Company after the Domestication and the proper manner for claiming such benefits (including proper certification on an applicable IRS Form W-8).

Sale or Other Taxable Disposition of New Almonty Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of its New Almonty Shares unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	the Company is or has been a U.S. real property holding corporation at any time within the five- year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (i) the New Almonty Shares have ceased to be regularly traded on an established securities market or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of the New Almonty Shares. The Company does not expect to be classified as a U.S. real property holding corporation immediately after the Domestication.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

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Gain described in the second bullet point above generally would be subject to a flat 30% U.S. federal income tax.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of New Almonty Shares would be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Company would generally be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. The Company does not expect to be classified as a U.S. real property holding corporation immediately after the Domestication.

Information Reporting and Backup Withholding

A Non-U.S. Holder that holds New Almonty Shares within the U.S. or through certain U.S.-related brokers may be subject to information reporting and possible backup withholding with respect to dividend payments on, and proceeds from the sale, exchange or redemption of, such New Almonty Shares. A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Sections 1471 through 1474 of the U.S. Tax Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) generally impose withholding at a rate of 30% in certain circumstances with respect to “withholdable payments” which are held by or through certain non-U.S. financial institutions (including investment funds), as a beneficial owner or as an intermediary, unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned be certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. For this purpose, “withholdable payments” generally include payments of dividends in addition to certain other passive income type amounts. Under the Treasury Regulations, withholdable payments include gross proceeds from any sale or other disposition of securities (including New Almonty Shares). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which New Almonty Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of New Almonty Shares held by an investor that is a non-financial non-U.S. entity (as a beneficial owner or as an intermediary) that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of New Almonty Shares.

THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. AND NON-U.S. HOLDERS. U.S. AND NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE DOMESTICATION AND, TO THE EXTENT APPLICABLE, OF OWNING NEW ALMONTY SHARES FOLLOWING THE DOMESTICATION, INCLUDING THE APPLICABILITY AND EFFECT (AND ANY POTENTIAL FUTURE CHANGES THERETO) OF ANY U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX LAWS AND ANY INCOME TAX TREATIES.

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DESCRIPTION OF CAPITAL STOCK

Unless the context provides otherwise, the following description of our capital stock assumes the consummation of the Arrangement has already occurred. The following description of New Almonty’s capital stock is not complete and is subject to and qualified in its entirety by its proposed Certificate of Incorporation and By-Laws, which are attached as Exhibit F and Exhibit G, respectively, to this Circular, and by the provisions of Delaware law.

New Almonty’s authorized capital stock consists of 500,000,000 New Almonty Shares, $0.00001 par value per share, and 250,000,000 Preferred Shares, $0.00001 par value per share.

Assuming the Arrangement had occurred on January 28, 2025, being the Record Date, 273,020,823 New Almonty Shares would have been issued and outstanding.

Common Stock

Holders of New Almonty Shares are entitled to one vote for each share held of record on all matters on which stockholders are permitted to vote. Holders of New Almonty Shares are not entitled to vote on any matters unless expressly permitted under Delaware law. The proposed By-Laws of New Almonty provide that, except as otherwise provided by law, the affirmative vote of a majority in voting power of the New Almonty Shares, present in person or represented by proxy at a meeting at which a quorum is present, shall be the act of the stockholders. Delaware law requires the affirmative vote of a majority in voting power of the outstanding shares to authorize certain extraordinary actions, such as mergers, consolidations, dissolutions or an amendment to the certification of incorporation of New Almonty. There is plurality voting for the election of directors. Upon a liquidation, New Almonty’s creditors and any holders of preferred stock with preferential liquidation rights will be paid before a distribution to holders of New Almonty Shares. The holders of New Almonty Shares would be entitled to receive a pro rata amount per share of any excess distribution. Holders of New Almonty Shares have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the New Almonty Shares. All outstanding New Almonty Shares are fully paid and nonassessable.

Preferred Stock

Pursuant to the proposed Certificate of Incorporation, New Almonty’s board of directors has the authority, without further action by the Stockholders, to issue from time to time up to 250,000,000 Preferred Shares in one or more series. New Almonty’s board of directors may designate the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Shares.

Potential Anti-takeover Effect of Delaware Law, Our Certificate of Incorporation and By-Laws

New Almonty will be subject to the “business combinations” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested stockholder” for a period of three (3) years after the time of the transaction on which the person became an “interested stockholder,” unless:

●	the corporation’s board of directors approved the transaction before the “interested stockholder” obtained such status;

●	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and are also officers and (ii) employee stock plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in the tender or exchange offer; or

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●	on or subsequent to such time, the business combination or merger is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by two-thirds of the holders of the outstanding common stock not owned by the “interested stockholder”.

A “business combination” is defined to include certain mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three (3) years owned 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts.

Listing

The New Almonty Shares will be listed on the TSX under the symbol “All” and on the ASX (in the form of CDIs) under a symbol that remains to be determined and will be announced at a later date.

Transfer Agent and Registrar

The transfer agent and registrar for the New Almonty Shares will be Computershare through its principal offices in Vancouver, British Columbia.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth in this Circular, none of the Company’s directors or executive officers, nor any person who has held such a position since the beginning of the last completed financial year of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in the Company’s annual information form dated March 31, 2024, the Company’s management information circular dated May 15, 2024, or this Circular, to the knowledge of management of the Company, no informed person or any associate or affiliate of any informed person had any material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed fiscal year ended December 31, 2024, or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

For the above purposes, an “informed person” means (i) a director or executive officer of the Company, (ii) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company, (iii) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company or a combination of both carrying more than 10% of the voting rights, attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution, and (iv) the Company after having purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No director, executive officer, employee or former director, executive officer or employee of the Company or any of its subsidiaries, or any of their associates or other member of management of the Company, was indebted to the Company at any time since the beginning of the most recently completed fiscal year ended December 31, 2024 of the Company or as at the date hereof, other than “routine indebtedness” as defined in applicable securities laws.

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AUDITOR

The Company’s auditor is Zeifmans LLP, 201 Bridgeland Avenue, Toronto, ON, M6A 1Y7. Zeifmans LLP was first appointed as the Company’s auditor effective October 1, 2021.

ADDITIONAL INFORMATION

We file periodic reports and other documents with the Canadian securities regulatory authorities. The documents we file with the Canadian securities regulatory authorities are available on SEDAR+ at www.sedarplus.ca. Additional information about us is also available at that website. Persons wanting copies of these documents, including documents incorporated herein by reference, financial statements and management’s discussion and analysis, or any other reports we have filed with the Canadian securities regulatory authorities may obtain them free of charge by request to the Corporate Secretary of the Company at the following address:

Almonty Industries Inc.

100 King Street West

Suite 5700

Toronto, Ontario

M5X 1C7

Phone: (647) 438-9766

Financial information is provided in the Company’s comparative annual financial statements and management’s discussion and analysis for the year ended December 31, 2023 and for the three and nine months ended September 30, 2024 and 2023.

SHAREHOLDER PROPOSALS

The CBCA permits certain eligible Shareholders to submit shareholder proposals to Almonty for inclusion in a management information circular for an annual meeting of Shareholders.

Similar provisions will apply under the By-Laws of New Almonty, assuming the Domestication is completed. If the Domestication is completed, then shareholder proposals for the next annual meeting of New Almonty must be received: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such annual meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting, and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by New Almonty with the U.S. Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

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DIRECTORS’ APPROVAL

The contents and the sending of this Circular have been approved by the Board.

January 31, 2025

(signed) “Lewis Black”
Lewis Black
Chairman of the Board of Directors, President and Chief Executive Officer

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Exhibit A

Arrangement Resolution

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF ALMONTY INDUSTRIES INC.

BE IT RESOVLED AS A SPECIAL RESOLUTION THAT:

1.	the arrangement (the “Arrangement”) pursuant to Section 192 of the Canada Business Corporations Act (the “Act”), substantially as set forth in the plan of arrangement attached as Exhibit B to the management information circular of Almonty Industries Inc. (the “Company”) dated January 31, 2025 (the “Circular”), involving the Company and the holders of common shares in the capital of the Company (the “Shareholders”), and all transactions contemplated thereby, including the approval of the certificate of incorporation and by-laws adopted by the board of directors of the Company (the “Board”) in place of the articles of incorporation and by-laws adopted under the Act and attached as Exhibit F and Exhibit G to the Circular, respectively, are hereby approved;

2.	notwithstanding the approval by the Shareholders of this special resolution and/or the approval of the Arrangement by the Ontario Superior Court of Justice (Commercial List), the Board, without further notice to or approval of the Shareholders, may decide not to proceed with the Arrangement and to revoke this special resolution at any time prior to the Arrangement becoming effective pursuant to the provisions of the Act; and

3.	any of the officers or directors of the Company be and is hereby authorized for and on behalf of the Company (whether under its corporate seal or otherwise) to execute and deliver articles of arrangement and all other documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement this resolution and the matters authorized hereby, including the transactions required by the Arrangement, such determinations to be conclusively evidenced by the execution and delivery of such documents and other instruments or the taking of any of such actions.

A-1

Exhibit B

Plan of Arrangement

B-1

PLAN OF ARRANGEMENT

UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1	In this Plan of Arrangement, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)	“Almonty” means Almonty Industries Inc., a corporation existing under the laws of Canada;

(b)	“Applicable Laws” in the context that refers to one or more Persons, means any domestic or foreign, national, federal, state, provincial, municipal, regional or local law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, or applied by a Governmental Authority, that is binding upon or applicable to such Person or Persons or its business or their business, undertaking, property or securities and, to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Authority;

(c)	“Arrangement”, “herein”, “hereof”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, as supplemented, modified or amended, and not to any particular article, section or portion hereof;

(d)	“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered by the Shareholders at the Meeting;

(e)	“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under Subsection 192(6) of the CBCA to be sent to the Director after the Final Order has been made;

(f)	“Business Day” means a day other than a Saturday, Sunday or a statutory holiday in the Province of Ontario or Dover, Delaware;

(g)	“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44;

(h)	“Certificate of Arrangement” means the Certificate of Arrangement issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement, giving effect to the Arrangement;

(i)	“Certificate of Conversion” means the certificate of conversion from a non-Delaware corporation to a Delaware corporation pursuant to Section 265 of the DGCL, as part of the Arrangement;

(j)	“Common Shares” means the common shares in the capital of Almonty;

(k)	“Continuance” means the conversion of Almonty from a corporation existing under the CBCA to a corporation existing in the State of Delaware and subject to all of the provisions of the DGCL pursuant to the provisions of Section 265 of the DGCL;

(l)	“Court” means the Ontario Superior Court of Justice (Commercial List);

(m)	“DGCL” means the General Corporation Law of the State of Delaware;

B-2

(n)	“Director” means the Director appointed under section 260 of the CBCA;

(o)	“Dissent Rights” means the right of a registered Shareholder to dissent with respect to the Arrangement Resolution and to be paid by Almonty the fair value of the Common Shares in respect of which the Shareholder dissents, granted pursuant to the Interim Order, all in accordance with section 190 of the CBCA, as modified by the Interim Order, the Final Order and Article 5 hereof;

(p)	“Dissenting Shareholder” means a registered Shareholder who has duly and validly exercised its Dissent Rights in strict compliance with section 190 of the CBCA, as modified by the Interim Order, the Final Order and Article 5 hereof, and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights;

(q)	“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement;

(r)	“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

(s)	“Final Order” means a final order of the Court in a form acceptable to Almonty in respect of the Arrangement pursuant to subsection 192(4)(e) of the CBCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(t)	“Governmental Authority” means:

(i)	any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign;

(ii)	any subdivision, agency, agent or authority of any of the foregoing; or

(iii)	any quasi-governmental or private body, including any tribunal, commission, regulatory agency, stock exchange or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing including, for greater certainty, the Toronto Stock Exchange, the Australian Securities Exchange, and the applicable securities commissions or similar securities regulatory authority of a province, state or territory of Canada or the United States;

(u)	“Interim Order” means the interim order of the Court pursuant to subsection 192(4)(c) of the CBCA in respect of the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(v)	“Meeting” means the special meeting of Shareholders to consider, among other things, the Arrangement Resolution and related matters, and any adjournments or postponements thereof;

(w)	“New Almonty” means Almonty Industries Inc., as converted to a corporation existing under the DGCL;

(x)	“New Almonty Shares” means the shares of common stock of New Almonty;

(y)	“Person” includes an individual, limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, association, body corporate, unincorporated organization, trustee, executor, administrator, legal representative, government (including any Governmental Authority) or any other entity, whether or not having legal status;

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(z)	“Plan of Arrangement” means this plan of arrangement under section 192 of the CBCA, and any amendments or variations to this plan of arrangement made in accordance with its terms or at the direction of the Court in the Final Order, provided that such amendments or variations are acceptable to Almonty;

(aa)	“Shareholders” means the registered or beneficial, as applicable, holders of issued and outstanding Common Shares (or New Almonty Shares, as the context requires);

(bb)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3	Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.4	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; and words importing any gender shall include all genders.

1.5	In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6	References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

ARTICLE 2

EFFECT OF THE ARRANGEMENT

2.1	The following is intended only to be a general statement of the purpose of the Arrangement and is qualified in its entirety by the specific provisions of this Plan of Arrangement. The purpose of the Arrangement is to effect the Continuance pursuant to which each one issued and outstanding Common Share will become and remain as one New Almonty Share.

2.2	This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective at the Effective Time and be binding on: (i) the Shareholders, including Dissenting Shareholders; (ii) Almonty; (iii) New Almonty; and (iv) all other Persons, including without limitation the registrar and transfer agent in respect of the Common Shares, all without any further act or formality required on the part of any Person.

2.3	The Articles of Arrangement and the Certificate of Arrangement, if any, shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 hereof has become effective. If no Certificate of Arrangement is required to be issued by the Director pursuant to Section 192 of the CBCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Director pursuant to Section 192 of the CBCA.

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ARTICLE 3

ARRANGEMENT

3.1	On the Effective Date and commencing at the Effective Time, each of the events and transactions set out below shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)	the Continuance shall be effective and Almonty shall be converted into a corporation existing under the DGCL under the name Almonty Industries Inc.;

(b)	the registered address of New Almonty shall be changed to 108 Lakeland Ave., Kent County, Dover, DE 19901;

(c)	each Shareholder’s Common Shares shall become and remain New Almonty Shares.

3.2	For the purposes of the Continuance, the application to domesticate New Almonty to the State of Delaware shall be made on the following basis:

(a)	the Certificate of Conversion, certificate of incorporation and by-laws of New Almonty shall be in the forms attached as Exhibit E, Exhibit F and Exhibit G, respectively, to the management information circular of Almonty delivered to Shareholders in connection with the Meeting; and

(b)	the authorized capital of New Almonty shall be 750,000,000 shares of capital stock, consisting of 500,000,000 New Almonty Shares, $0.00001 par value per share, and 250,000,000 shares of preferred stock, $0.00001 par value per share.

3.3	New Almonty Shares “offered” (within the meaning of applicable U.S. securities laws) to the Shareholders in connection with the Arrangement have not been and will not be registered under the U.S. Securities Act or applicable state securities laws. Such New Almonty Shares will instead be “offered” in reliance upon the exemption provided by Subsection 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.

ARTICLE 4

CERTIFICATES

4.1	From and after the Effective Time, certificates formerly representing Common Shares shall, automatically and without the necessity of presenting the same for exchange, represent the New Almonty Shares contemplated in Article 3.

ARTICLE 5

DISSENTING SHAREHOLDERS

5.1	Each registered Shareholder may exercise Dissent Rights with respect to the Common Shares held by such registered Shareholder in connection with the Arrangement pursuant to and in the manner set forth in section 190 of the CBCA, as modified by the Interim Order, the Final Order and this Article 5.

5.2	A registered Shareholder may dissent only with respect to all Common Shares held by such Shareholder, or on behalf of any one beneficial holder in respect of all the Common Shares owned by such beneficial holder, and which are registered in the Dissenting Shareholder’s name.

5.3	A Dissenting Shareholder that has validly exercised Dissent Rights shall, at the Effective Time, cease to have any rights as a holder of Common Shares and shall be entitled only to be paid the fair value of such holder’s Common Shares. A Dissenting Shareholder who for any reason is not entitled to be paid the fair value of such holder’s Common Shares shall be deemed to have participated in the Arrangement on the same terms as a non-dissenting holder of Common Shares pursuant to Article 3, notwithstanding the provisions of Section 190 of the CBCA.

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5.4	The fair value of the Common Shares for the purposes of Section 5.3 shall be determined as of the close of business on the last Business Day before the day on which the Arrangement Resolution is approved by the Shareholders at the Meeting.

5.5	For greater certainty, in addition to any other restrictions in Section 190 of the CBCA, no Shareholder who has voted in favour of the Arrangement Resolution shall be entitled to dissent with respect to the Arrangement.

5.6	In no case shall Almonty or any other Person be required to recognize Dissenting Shareholders as holders of the Common Shares in respect of which Dissent Rights have been validly exercised after the Effective Time, and the names of the holders of such Common Shares shall be deleted from the register of holders of Common Shares as at the Effective Time.

5.7	In no circumstances shall Almonty or any other Person be required to recognize a Person exercising Dissent Rights, unless such Person is the registered Shareholder of those Common Shares in respect of which such rights are sought to be exercised. For greater certainty, holders of options to purchase Common Shares, Common Share purchase warrants, Almonty’s restricted share units, or debentures convertible into Common Shares shall not be entitled to exercise Dissent Rights in respect of such options, warrants, restricted share units, or debentures.

5.8	Almonty shall be entitled to withhold from any amount required to be paid to a Dissenting Shareholder the amount of any taxes Almonty reasonably determines are required to be withheld by it, and shall remit any such withheld amounts to the appropriate Governmental Authority as and when required in accordance with Applicable Laws.

ARTICLE 6

GENERAL

6.1	From and after the Effective Time, this Plan of Arrangement shall take precedence and priority over any and all Common Shares issued prior to the Effective Time, and the rights and obligations of the registered holders of Common Shares, Almonty, and any trustee or transfer agent in relation thereto, and any other Person having any right, title or interest in or to Common Shares, shall be solely as provided in this Plan of Arrangement.

6.2	Almonty may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) approved by the Court if made following the Meeting; and (ii) communicated to the Shareholders, if and as required by the Court.

6.3	Any amendment to this Plan of Arrangement may be proposed by Almonty at any time prior to or at the Meeting with or without any other prior notice of communication, except as otherwise required by Applicable Laws, and if so proposed and accepted by the Shareholders voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

ARTICLE 7

FURTHER ASSURANCES

7.1	Almonty and New Almonty shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein. Almonty may determine not to implement this Plan of Arrangement, notwithstanding the passing of the Arrangement Resolution and the receipt of the Final Order.

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Exhibit C

Interim Order

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Court File No.: CV-25-00735699-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

(COMMERCIAL LIST)

THE HONOURABLE JUSTICE PENNY	) ) ) )	FRIDAY, THE 31st DAY OF JANUARY, 2025

IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44 and Rules 14.05(2) and 14.05(3) of the Rules of Civil Procedure

AND IN THE MATTER OF a proposed arrangement involving Almonty Industries Inc.

ALMONTY INDUSTRIES INC.

Applicant

INTERIM ORDER

THIS MOTION made by the Applicant, Almonty Industries Inc. (Almonty), for an interim order for advice and directions pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, (the CBCA) was heard this day via videoconference.

ON READING the Notice of Motion, the Notice of Application issued on January 27, 2025, and the affidavit of Mark Trachuk, affirmed on January 28, 2025 (the Interim Affidavit), including the plan of arrangement (Plan of Arrangement) in respect of the proposed arrangement (the Arrangement), which is attached as Exhibit B to the draft management information circular of Almonty (the Information Circular), and on hearing the submissions of counsel for Almonty, and on being advised that the Director appointed under the CBCA (the Director) does not consider it necessary to appear.

AND UPON being advised that it is the intention of Almonty to rely upon Section 3(a)(10) of the United States Securities Act of 1933, as amended, and applicable exemptions under state securities laws, in connection with New Almonty Shares to be offered (within the meaning of applicable U.S. securities laws) to Shareholders (as defined below) pursuant to the Arrangement, based on the Court’s approval of the Arrangement, which through the issuance of the Final Order will constitute its determination of the fairness of the terms and conditions, both procedurally and substantively, of the Arrangement for Shareholders participating in the Arrangement.

Definitions

1. THIS COURT ORDERS that all definitions used in this Interim Order shall have the meanings ascribed thereto in the Information Circular or otherwise as specifically defined herein.

The Meeting

2. THIS COURT ORDERS that Almonty is permitted to call, hold and conduct a special meeting (the Meeting) of the holders of voting common shares in the capital of Almonty (Common Shares, and the holders thereof, the Shareholders), to be held in the North Boardroom at Suite 300 – 1055 W. Hastings Street, Vancouver, British Columbia on February 27, 2025 at 10:00 a.m. (Vancouver time) in order for the Shareholders to consider and, if determined advisable, to pass, with or without variation, a special resolution approving the Arrangement and the Plan of Arrangement (collectively, the Arrangement Resolution).

3. THIS COURT ORDERS that the Meeting shall be called, held and conducted in accordance with the CBCA, the Information Circular, the notice of special meeting of Shareholders, which accompanies the Information Circular (the Notice of Meeting), the articles and by-laws of Almonty in effect at the relevant time, and the rulings and directions of the Chairperson at the Meeting, subject to what may be provided hereafter and subject to further order of this Court.

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4. THIS COURT ORDERS that the record date (the Record Date) for determination of the Shareholders entitled to notice of, and to vote at, the Meeting shall be January 28, 2025. Only Shareholders whose names have been entered on the applicable register of Common Shares at the close of business on the Record Date will be entitled to receive notice of the Meeting and to vote at the Meeting.

5. THIS COURT ORDERS that the only persons entitled to attend or speak at the Meeting shall be:

a)	the Shareholders or their respective proxyholders;

b)	the officers, directors, auditors and advisors of Almonty;

c)	the scrutineers for the Meeting and their representatives;

d)	the Director; and

e)	other persons who may receive the permission of the Chairperson of the Meeting.

6. THIS COURT ORDERS that Almonty may transact such other business at the Meeting as is contemplated in the Information Circular, including amendments thereto, or as may otherwise be properly before the Meeting or any postponement or adjournment thereof.

Chairperson and Quorum

7. THIS COURT ORDERS that the Chairperson of the Meeting shall be the Chief Financial Officer of Almonty, Mark Gelmon, or such other person as shall be determined by Almonty. In addition, a quorum at the Meeting shall be present if the holders of 25% of the Common Shares entitled to vote at the Meeting are present in person or represented by proxy, provided that a quorum shall not be less than two persons. A quorum need not be present throughout the Meeting provided a quorum is present at the opening of the Meeting.

Amendments to the Arrangement and Plan of Arrangement

8. THIS COURT ORDERS that Almonty is authorized to make, subject to the terms of the Plan of Arrangement, and paragraph 9, below, such amendments, modifications or supplements to the Arrangement and the Plan of Arrangement as it may determine without any additional notice to the Shareholders, or others entitled to receive notice under paragraphs 12 and 13 hereof, provided same are to correct clerical errors, or would not, if disclosed, reasonably be expected to affect a Shareholder’s decision to vote, or are authorized by subsequent Court order, and the Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be submitted to the Shareholders at the Meeting and shall be the subject of the Arrangement Resolution, without need to return to this Court to amend this Interim Order. Amendments, modifications or supplements may be made following the Meeting, but shall be subject to review and, if appropriate, further direction by this Court at the hearing for the final approval of the Arrangement.

9. THIS COURT ORDERS that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement made after initial notice is provided as contemplated in paragraph 12 herein, which would, if disclosed, reasonably be expected to affect a Shareholder’s decision to vote for or against the Arrangement Resolution, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Court, by press release, newspaper advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as Almonty may determine.

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Amendments to the Information Circular

10. THIS COURT ORDERS that Almonty is authorized to make such amendments, revisions and/or supplements to the draft Information Circular as it may determine and the Information Circular, as so amended, revised and/or supplemented, shall be the Information Circular to be distributed in accordance with paragraphs 12 and 13.

Adjournments and Postponements

11. THIS COURT ORDERS that Almonty, if it deems advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions and for such period or periods of time as Almonty deems advisable, without the necessity of first convening the Meeting or first obtaining any vote of the Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Almonty may determine is appropriate in the circumstances. This provision shall not limit the authority of the Chairperson of the Meeting in respect of adjournments and postponements. If the Meeting is adjourned or postponed in accordance with this Interim Order, the references to the Meeting in this Interim Order shall be deemed to be the Meeting as adjourned or postponed.

Notice of Meeting

12. THIS COURT ORDERS that, subject to the extent subsection 253(4) of the CBCA is applicable, in order to effect notice of the Meeting, Almonty shall send, or cause to be sent, the Information Circular (including the Notice of Application and this Interim Order), the Notice of Meeting, and the form of proxy or voting instruction form, along with such amendments or additional documents as Almonty may determine are necessary or desirable and are not inconsistent with the terms of this Interim Order (collectively, the Meeting Materials), as follows:

a)	to the registered Shareholders at the close of business on the Record Date, at least 21 days prior to the date of the Meeting by one or more of the following methods:

i)	by pre-paid ordinary or first class mail at the addresses of the Shareholders as they appear on the books and records of Almonty, or its registrar and transfer agent, at the close of business on the Record Date and if no address is shown therein, then the last address of the person known to the Corporate Secretary of Almonty;

ii)	by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or

iii)	by facsimile or electronic transmission to any Shareholder, who is identified to the satisfaction of Almonty, who requests such transmission in writing and, if required by Almonty, who is prepared to pay the charges for such transmission;

b)	to non-registered Shareholders by providing sufficient copies of the Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer; and

c)	to the directors and auditors of Almonty, and to the Director, by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or by facsimile or electronic transmission, at least 21 days prior to the date of the Meeting;

and that compliance with this paragraph shall constitute sufficient notice of the Meeting.

13. THIS COURT ORDERS that in the event Almonty elects to distribute the Meeting Materials, Almonty is hereby directed to distribute the Information Circular (including the Notice of Application, and this Interim Order) (collectively, the “Court Materials”) to the holders of Almonty’s incentive stock options, restricted share units, share purchase warrants, convertible debentures or other rights to acquire voting Common Shares, by any method permitted for notice to Shareholders as set forth in paragraphs 12(a) or 12(b), above, or by email, concurrently with the distribution described in paragraph 12 of this Interim Order. Unless distributed by email, distribution to such persons shall be to their addresses as they appear on the books and records of Almonty or its registrar and transfer agent at the close of business on the Record Date.

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14. THIS COURT ORDERS that accidental failure or omission by Almonty to give notice of the Meeting or to distribute the Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Almonty, or the non-receipt of such notice shall, subject to further order of this Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission is brought to the attention of Almonty, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

15. THIS COURT ORDERS that Almonty is hereby authorized to make such amendments, revisions or supplements to the Meeting Materials and Court Materials as Almonty may determine (Additional Information), and that notice of such Additional Information may, subject to paragraph 9, above, be distributed by press release, newspaper advertisement, pre- paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Almonty may determine.

16. THIS COURT ORDERS that distribution of the Meeting Materials and Court Materials pursuant to paragraphs 12 and 13 of this Interim Order shall constitute notice of the Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 12 and 13 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the Meeting Materials or the Court Materials or any portion thereof need be made, or notice given or other material served in respect of these proceedings and/or the Meeting to such persons or to any other persons, except to the extent required by paragraph 9 above.

Solicitation and Revocation of Proxies

17. THIS COURT ORDERS that Almonty is authorized to use the proxies substantially in the form of the drafts accompanying the Information Circular, with such amendments and additional information as Almonty may determine are necessary or desirable. Almonty is authorized, at its expense, to solicit proxies, directly or through its officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Almonty may waive generally, in its discretion, the time limits set out in the Information Circular for the deposit or revocation of proxies by Shareholders, if Almonty deems it advisable to do so.

18. THIS COURT ORDERS that registered Shareholders shall be entitled to revoke their proxies in accordance with subsection 148(4) of the CBCA (except as the procedures of that section are varied by this paragraph) provided that any instruments in writing delivered pursuant to section 148(4)(a)(i) of the CBCA: (a) may be deposited at the registered office of Almonty or with the transfer agent of Almonty as set out in the Information Circular; and (b) any such instruments must be received by Almonty or its transfer agent not later than the business day immediately preceding the Meeting (or any adjournment or postponement thereof).

Voting

19. THIS COURT ORDERS that the only persons entitled to vote in person or by proxy on the Arrangement Resolution, or such other business as may be properly brought before the Meeting, shall be those Shareholders who hold Common Shares as of the close of business on the Record Date. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

20. THIS COURT ORDERS that votes shall be taken at the Meeting on the basis of one vote per Common Share held. In order for the Plan of Arrangement to be implemented, subject to further Order of this Court, the Arrangement Resolution must be passed, with or without variation, at the Meeting by an affirmative vote of at least two-thirds (662/3%) of the votes cast in respect of the Arrangement Resolution at the Meeting in person or by proxy by the Shareholders. Such votes shall be sufficient to authorize Almonty to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Information Circular without the necessity of any further approval by the Shareholders, subject only to final approval of the Arrangement by this Court.

21. THIS COURT ORDERS that in respect of matters properly brought before the Meeting pertaining to items of business affecting Almonty (other than in respect of the Arrangement Resolution), each Shareholder is entitled to one vote for each Common Share held.

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Dissent Rights

22. THIS COURT ORDERS that each registered Shareholder shall be entitled to exercise dissent rights in connection with the Arrangement Resolution in accordance with section 190 of the CBCA (except as the procedures of that section are varied by this Interim Order and the Plan of Arrangement) (Dissent Rights) provided that, notwithstanding subsection 190(5) of the CBCA, any Shareholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolution to Almonty, c/o Norton Rose Fulbright Canada LLP at 222 Bay Street, Suite 3000, P.O. Box 53, Toronto, Ontario, M5K 1E7, Attention: Andrew McCoomb, in the form required by section 190 of the CBCA and the Plan of Arrangement, which written objection must be received by Almonty not later than 5:00 p.m. (Vancouver time) on the business day that is two business days immediately preceding the Meeting (or any adjournment or postponement thereof), and must otherwise strictly comply with the requirements of the CBCA. For purposes of these proceedings, the “court” referred to in section 190 of the CBCA means this Court.

23. THIS COURT ORDERS that Almonty shall be required to offer to pay an amount equal to the fair value, determined as of the close of business on the last business day prior to approval of the Arrangement Resolution, for Common Shares held by Shareholders who duly exercise Dissent Rights, and to pay the amount to which such Shareholders may be entitled pursuant to the terms of the Plan of Arrangement.

24. THIS COURT ORDERS that any registered Shareholder who duly exercises such Dissent Rights set out in paragraph 21 above and who:

i)	is ultimately determined by this Court to be entitled to be paid fair value for his, her or its Common Shares, shall be deemed to have transferred such Common Shares as of the Effective Time in consideration for a payment in cash equal to such fair value, and shall cease to have any rights as a Shareholder; or

ii)	is for any reason (including, for clarity, any withdrawal of the dissenting Shareholder of their dissent) ultimately determined by this Court not to be entitled to be paid fair value for his, her or its Common Shares pursuant to the exercise of the Dissent Rights, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting Shareholder;

but in no case shall Almonty or any other person be required to recognize such Shareholders, who duly exercise Dissent Rights, as holders of Common Shares at or after the date upon which the Arrangement becomes effective and the names of such Shareholders shall be deleted from Almonty’s register of Shareholders at that time.

Hearing of Application for Approval of the Arrangement

25. THIS COURT ORDERS that upon approval by the Shareholders of the Plan of Arrangement in the manner set forth in this Interim Order, and provided that the directors of Almonty have not revoked their approval, Almonty may apply to this Court for final approval of the Arrangement.

26. THIS COURT ORDERS that distribution of the Notice of Application and the Interim Order in the Information Circular, when sent in accordance with paragraphs 12 and 13 shall constitute good and sufficient service of the Notice of Application and this Interim Order and no other form of service need be effected and no other material need be served unless a Notice of Appearance is served in accordance with paragraph 26.

27. THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application, which shall include the serving party’s address for service in the Province of Ontario and which shall indicate whether such party intends to support or oppose the Application or make submissions thereat, together with a summary of the position such party intends to advocate before the Court and any evidence or materials which such party intends to present to the Court, shall be served on the lawyers for Almonty as soon as reasonably practicable, and, in any event, no fewer than 5 business days before the hearing of this Application at the following address:

Norton Rose Fulbright Canada LLP

222 Bay Street, Suite 3000

P.O. Box 53

Toronto, ON M5K 1E7

Attn: Andrew

McCoomb andrew.mccoomb@nortonrosefulbright.com

Lawyers for Almonty

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28. THIS COURT ORDERS that, subject to further order of this Court, the only persons entitled to appear and be heard at the hearing of the within Application shall be:

i)	Almonty;

ii)	the Director; and

iii)	any person who has filed a Notice of Appearance herein in accordance with the Notice of Application, this Interim Order and the Rules of Civil Procedure.

29. THIS COURT ORDERS that any materials to be filed by Almonty in support of the within Application for final approval of the Arrangement may be filed up to one day prior to the hearing of the Application without further order of this Court.

30. THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, only those persons who served and filed a Notice of Appearance in accordance with paragraph 26 shall be entitled to be given notice of the adjourned date.

Service and Notice

31. THIS COURT ORDERS that Almonty and its counsel are at liberty to serve or distribute this Order, any other materials and orders as may be reasonably required in these proceedings, including any notices, or other correspondence, by forwarding true copies thereof by electronic message to Almonty’s securityholders, creditors or other interested parties and their advisors. For greater certainty, any such distribution or service shall be deemed to be in satisfaction of a legal or juridical obligation, and notice requirements within the meaning of clause 3(c) of the Electronic Commerce Protection Regulations, Reg. 81000-2-175 (SOR/DORS).

Precedence

32. THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the Common Shares, incentive stock options, restricted share units, share purchase warrants, convertible debentures or other rights to acquire voting Common Shares of Almonty, or the articles or by-laws of Almonty, this Interim Order shall govern.

Extra-Territorial Assistance

33. THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States or other country to act in aid of and to assist this Court in carrying out the terms of this Interim Order.

Variance

34. THIS COURT ORDERS that Almonty shall be entitled to seek leave to vary this Interim Order upon such terms and upon the giving of such notice as this Court may direct.

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Exhibit D

Notice of Application

D-1

Court File No.:

ONTARIO

SUPERIOR COURT OF JUSTICE

(COMMERCIAL LIST)

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, C. C-44 AND RULES 14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF a proposed arrangement involving ALMONTY INDUSTRIES INC.

ALMONTY INDUSTRIES INC.

Applicant

NOTICE OF APPLICATION

TO THE RESPONDENTS:

A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following page.

THIS APPLICATION will come on for a hearing (choose one of the following)

☐ In writing

☒ In person

☐ By telephone conference

☐ By video conference

before a judge presiding over the Commercial List on a date and at a time to be determined at 330 University Avenue, Toronto, Ontario.

IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the applicant’s lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION,

you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant’s lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not fewer than 4 days before the hearing.

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IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date: January 27, 2025	Issued by
Local Registrar

	Address of court office:	Superior Court of Justice 330 University Avenue Toronto, Ontario M5G 1R7

TO:	ALL HOLDERS OF COMMON SHARES OF ALMONTY INDUSTRIES INC.

AND TO:	THE DIRECTORS OF ALMONTY INDUSTRIES INC.

AND TO:	THE AUDITOR OF ALMONTY INDUSTRIES INC.

AND TO:	THE DIRECTOR UNDER THE CANADA BUSINESS CORPORATIONS ACT

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APPLICATION

1	The Applicant, Almonty Industries Inc. (Almonty), makes this Application for:

(a)	an interim order (the Interim Order) for advice and directions pursuant to subsection 192(4) of the Canada Business Corporations Act, R.S.C. 1985, c. C- 44, as amended (the CBCA), with respect to:

(i)	a special meeting (the Meeting) of holders (Shareholders) of common shares of Almonty (Common Shares) in order for Shareholders to, among other things, consider and, if determined advisable, pass a special resolution authorizing, adopting and approving, with or without variation, the Arrangement (as defined below); and

(ii)	the approval of the Arrangement by the Shareholders;

(b)	an order (the Final Order) pursuant to subsection 192(4) of the CBCA approving a plan of arrangement involving Almonty and its Shareholders (the Arrangement);

(c)	an order abridging the time for the service and filing of this Notice of Application and the Application Record, and validating such service or dispensing with service, if necessary;

(d)	such further orders or directions as are required for the administration of the Arrangement; and

(e)	such other relief as counsel for the Applicant may request and this Honourable Court deems just.

2	The grounds for the Application are:

(a)	Almonty is a corporation validly continued under and subject to the CBCA, and its head and registered office is in Toronto. It is a reporting issuer and its Common Shares are listed on the Toronto Stock Exchange (TSX) and CHESS Depositary Interests representing its Common Shares are listed on the Australian Securities Exchange, in each case under the symbol “AII”. It is a natural resource company engaged in the acquisition, exploration, development, mining and milling of tungsten ores and related minerals;

(b)	the Arrangement is an “arrangement” within the meaning of s. 192(1) of the CBCA and is being proposed for a bona fide business purpose;

(c)	all pre-conditions to the approval of the Arrangement by the Court will have been satisfied prior to the hearing of this Application;

(d)	the Arrangement is in the best interests of Almonty and the Shareholders, and is put forward in good faith;

(e)	it is not practicable to effect the transactions contemplated by the Arrangement under any provision of the CBCA other than section 192;

(f)	Almonty is not insolvent within the meaning of subsection 192(2) of the CBCA;

(g)	the Shareholders will not be adversely affected by the Arrangement and the terms and conditions of the Arrangement, both procedurally and substantively, will be fair to the Shareholders participating in the Arrangement;

(h)	all statutory requirements under the CBCA have been or will have been satisfied prior to the hearing of the Application;

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(i)	the directions set out and the approvals required pursuant to the Interim Order will be followed and obtained by the return date of this Application for final approval;

(j)	in accordance with the Interim Order attached as a schedule to the Notice of Special Meeting and Management Information Circular to be delivered to the Shareholders, this Notice of Application will be sent to all Shareholders;

(k)	to the extent any of the Shareholders are resident outside of Ontario, they will be served at their addresses as they appear on Almonty’s books and records pursuant to Rule 17.02(n) of the Rules of Civil Procedure, R.R.O., Reg. 194, as amended, and the terms of any Interim Order for advice and directions granted by this Honourable Court;

(l)	this Application has a material connection to the Toronto Region in that, among other things, (i) Almonty is a CBCA corporation and its head office and registered office is located in Toronto; (ii) the Common Shares are listed for trading on the TSX; and (iii) Almonty’s principal regulator under applicable Canadian securities laws is the Ontario Securities Commission;

(m)	if granted, the Final Order will serve as the basis of a claim to an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, and applicable exemptions under state securities laws, with respect to the securities to be offered (within the meaning of applicable U.S. securities laws) pursuant to the Arrangement, and will reflect this Honourable Court’s determination of the fairness of the terms and conditions, both procedurally and substantively, of the Arrangement for Shareholders participating in the Arrangement;

(n)	National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer;

(o)	the CBCA, including section 192 thereof;

(p)	rules 1.04, 1.05, 2.03, 3.02, 14.05(2), 14.05(3), 16.04, 16.08, 17.02, 37, 38 and 39 of the Rules of Civil Procedure, R.R.O., Reg. 194, as amended; and

(q)	such further and other grounds as counsel for Almonty may advise and this Honourable Court may permit.

3	The following documentary evidence will be used at the hearing of the application:

(a)	an affidavit from a representative of Almonty and the exhibits thereto, outlining the basis for the Interim Order;

(b)	one or more additional affidavits, with the exhibits thereto, outlining the basis for the Final Order, and reporting as to compliance with the Interim Order and the results of the Meeting; and

(c)	such further and other material as counsel for Almonty may advise and this Honourable Court may permit.

January 27, 2025	NORTON ROSE FULBRIGHT CANADA LLP
Suite 3000
222 Bay Street, P.O. Box 53
Toronto, Ontario M5K 1E7

Andrew McCoomb LSO #: 61618B
andrew.mccoomb@nortonrosefulbright.com
Tel: 416.216.4039

Lawyers for the Applicant

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IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, C. C-44 AND RULES 14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE

AND IN THE MATTER OF a proposed arrangement involving ALMONTY INDUSTRIES INC.

Court File No.:

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

Proceeding commenced at Toronto

NOTICE OF APPLICATION

NORTON ROSE FULBRIGHT CANADA LLP
Suite 3000
222 Bay Street, P.O. Box 53
Toronto, Ontario M5K 1E7

Andrew McCoomb LSO #: 61618B
Tel: 416.216.4039
Lawyers for the Applicant

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Exhibit E

Form of Certificate of Conversion

E-1

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION TO A

DELAWARE CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1.	The jurisdiction where the non-Delaware corporation was first formed is the Province of British Columbia, Canada and the date the non-Delaware corporation first formed is September 28, 2009.

2.	The non-Delaware corporation was continued from British Columbia to the federal jurisdiction of Canada on March 27, 2012.

3.	The jurisdiction immediately prior to filing this Certificate is the federal jurisdiction of Canada.

4.	The name of the non-Delaware corporation immediately prior to filing this Certificate is Almonty Industries Inc.

5.	The name of the corporation as set forth in the Certificate of Incorporation is Almonty Industries Inc.

6.	This Certificate of Conversion becomes effective at a later date and time, which is not more than 90 days from the date of execution. The delayed effective date and time is _________, 2025, at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the _______day of ________, 2025.

By:
Authorized Person or Officer

Name:
Print or Type

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Exhibit F

Form of Certificate of Incorporation of New Almonty

F-1

CERTIFICATE OF INCORPORATION

OF

ALMONTY INDUSTRIES INC.

ARTICLE I

NAME

The name of the corporation is Almonty Industries Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT; INCORPORATOR

The address of the registered office of the Corporation in the State of Delaware is 108 Lakeland Ave., Kent County, Dover, DE 19901. The name of the registered agent at such address is Capitol Services, Inc.

The incorporator of the Corporation is Lewis Black, whose mailing address is 100 King St. West, Suite 5700, Toronto, Ontario, M5X 1C7, Canada.

ARTICLE III

PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITALIZATION

Section 4.1 Number of Shares. The total number of stock that the Corporation shall have the authority to issue is 750,000,000, consisting of 500,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”), and 250,000,000 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”). The board of directors of the Corporation (the “Board of Directors”) shall be authorized to set by resolution of the Board of Directors the powers, preferences, rights, qualifications, limitations and restrictions with respect to the authorized Common Stock and Preferred Stock, if any, of the Corporation.

Section 4.2 Preferred Stock. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, subject to all applicable laws. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, are subject to all applicable laws and may differ from those of any and all other series at any time outstanding.

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ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

Section 5.2 Composition. The Board of Directors shall be not less than three directors and not more than ten directors, the exact number of which shall be fixed, from time to time, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. Directors need not be stockholders. The Board of Directors may from time to time add one or more additional directors within the limits provided in the DGCL.

Section 5.3 Newly Created Directorships and Vacancies. Except as otherwise required by law, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Section 5.4 Removal. Except as prohibited by applicable law or this Certificate of Incorporation, the stockholders holding a majority of the shares then entitled to vote at an election of directors may remove any director from office with or without cause.

Section 5.5 Written Ballot. Unless and except to the extent that the By-Laws of the Corporation (“By-Laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

BY-LAWS

Section 6.1 Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, or repeal the By-Laws without any action on the part of the stockholders.

Section 6.2 Shareholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the By-Laws when a quorum is present at any annual or special meeting of stockholders, by the vote of the holders of at least a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon.

ARTICLE VII

DURATION; DISSOLUTION

Section 7.1 Duration. The duration of the Corporation shall be perpetual.

Section 7.2 Dissolution. Upon dissolution of the Corporation, the Board of Directors shall, after paying or making provision for the payment of all liabilities of the Corporation, dispose of all the assets of the Corporation in furtherance of the Corporation’s purposes, as the Board of Directors determines.

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ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director and Officer Liability. A director or an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer except for liability (a) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director or the officer derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, alteration, change, modification or repeal of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, alteration, change, modification or repeal.

Section 8.2 Indemnification. The Corporation shall indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee benefit plan fiduciary, agent or employee of the Corporation or any predecessor of the Corporation or serves or served at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee benefit plan fiduciary agent, employee, trustee, manager or managing member of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity). The indemnification provided for in this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, the By-Laws, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and (a) shall continue as to a person who has ceased to be a director, officer, employee benefit plan fiduciary, agent or employee and (b) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee benefit plan fiduciary, agent or employee of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee benefit plan fiduciary agent, employee, trustee, manager or managing member of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

ARTICLE IX

AMENDMENTS; ENFORCEABILITY

Section 9.1 Amendment. The Corporation reserves the right to amend, alter, change, modify or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, alteration, change, modification or repeal of any provision set forth in this Certificate of Incorporation shall affect any individual’s right to indemnification or the limitation of liability with respect to any acts or omissions of such individual occurring prior to such amendment, alteration, change, modification or repeal.

Section 9.2 Enforceability. If any provision of this Certificate of Incorporation shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Certificate of Incorporation shall be construed in all respects as if such invalid or unenforceable provision(s) had been omitted therefrom.

ARTICLE X

EFFECTIVE DATE AND TIME

The effective date and time of the filing of this Certificate of Incorporation shall be ___, 2025, at 12:01 a.m. Eastern Time, which is not more than 90 days from the date of execution.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of ______, 2025.

By:
Name:	Lewis Black
Title:	Incorporator

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Exhibit G

Form of By-Laws of New Almonty

G-1

BY-LAWS

OF

ALMONTY INDUSTRIES INC.

Effective as of ______, 2025

ARTICLE I

OFFICES

SECTION 1. Registered Office. Almonty Industries Inc. (the “Corporation”) shall maintain a registered office and registered agent in the State of Delaware. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

SECTION 2. Other Offices. The Corporation may also have an office or offices other than the registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

SECTION 3. Books. The Corporation may keep its books and records at the Corporation’s headquarters or such other location, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”). If authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may by means of remote communication, to the fullest extent permitted by applicable law: (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

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SECTION 2. Annual Meeting. Subject to the DGCL, the annual meeting of stockholders shall be held on such day, at such time and at such place each year as the Board of Directors, or the Chairman of the Board, or the President in the absence of the Chairperson of the Board, may from time to time determine, for the purpose of considering the financial statements and reports required by the DGCL to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 3. Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of Board of Director vacancies and newly created directorships), and may be held at such time and place, within or outside the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer. In no event shall the stockholders be able to call a special meeting of the stockholders.

SECTION 4. Notice of Meetings. The Corporation shall give written notice of each annual and special meeting of stockholders, not less than ten nor more than 60 days before the date of the meeting, except as the DGCL or the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) requires from time to time, to each stockholder of record entitled to vote at the meeting (as of the record date for determining the stockholders entitled to notice of the meeting) at such address as appears on the records of the Corporation stating the following:

(a)	the date, place, if any, and time of the meeting;

(b)	the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting;

(c)	the record date for purposes of determining the stockholders entitled to vote at the meeting (if the date is different from the record date for determining the stockholders entitled to notice of the meeting); and

(d)	in the case of a special meeting, the purpose or purposes for which the meeting is called.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary and, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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SECTION 5. Record Date.

(a)	In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.

(b)	If the Board of Directors does not so fix a record date:

(i)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)	The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the corporation.

(iii)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)	A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Quorum, Adjournments.

(a)	Except as otherwise provided by applicable law or by the Certificate of Incorporation, a quorum of stockholders is present at a meeting of stockholders, if not less than one-third of the holders of the shares entitled to vote at the meeting are present in person or represented by proxy, provided that a quorum shall not be less than two persons. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

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(b)	Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

SECTION 7. Organization. The Chairman of the Board or, in the Chairman’s absence, the President or, in the President’s absence, a Vice President shall be Chairman of any meeting of the stockholders. If none of these officers are present within 15 minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose a Chairman from amongst themselves. The Secretary of the Corporation shall act as Secretary at any meeting of the stockholders or, if the Secretary of the Corporation be absent, the Chairman of the meeting shall appoint some person, who need not be a stockholder, to act as Secretary of the meeting.

SECTION 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the meeting shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, of the Certificate of Incorporation, or of these By-Laws (including the election of directors who shall be elected in the manner set forth in Section 3 of Article III) a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

SECTION 9. Voting Rights.

(a)	Except as otherwise provided by the DGCL or by the Certificate of Incorporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

(b)	Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. No shares may be represented or voted under a proxy that has been found to be invalid or irregular. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

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SECTION 10. Notice of Stockholder Business and Nominations.

(a)	Nominations of persons for election to the Board of Directors and the proposal of other business that the stockholders should consider may be made at an annual meeting of stockholders:

(i)	pursuant to the Corporation’s proxy materials and notice with respect to the meeting;

(ii)	by or at the direction of the Board of Directors; or

(iii)	by any stockholder of the Corporation who:

(A)	was a stockholder of record at the time of giving of notice provided for in this Section 10(a) of this Article II;

(B)	at the time of the annual meeting, is entitled to vote at the meeting; and

(C)	complies with the notice procedures set forth in this Section 10 of this Article II as to such business or nomination.

(b)	Section 10(a)(iii) of this Article II shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought in compliance with applicable laws) before a meeting of stockholders.

(c)	Without qualification, for a stockholder to properly bring any nominations or business before a meeting pursuant to Section 10(a)(iii) of this Article II,

(i)	the stockholder must have given timely notice of those nominations or business in writing to the Secretary;

(ii)	such other business must otherwise be a proper matter for stockholder action; and

(iii)	if bringing a nomination, the stockholder’s notice must set forth, as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to applicable laws (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

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(d)	To be timely pursuant to Section 10(c)(i) of this Article II, a stockholder must deliver the stockholder’s notice to the Secretary at the principal executive offices of the Corporation:

(i)	not earlier than the close of business on the 120th day and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting if such annual meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; or

(ii)	with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of:

(A)	the 90th day prior to the annual meeting; and

(B)	the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the United States Securities Exchange Act of 1934, as amended.

(e)	Notwithstanding the foregoing provisions of this Section 10 of this Article II, a stockholder must also comply with all requirements of applicable law, including applicable stock exchange rules and regulations, and nothing in this Section 10 of this Article II will be deemed to affect any rights of a stockholder who seeks to have any proposal included in the Corporation’s proxy materials in accordance with applicable law, including applicable stock exchange rules and regulations.

(f)	The determination of whether any business sought to be brought before any meeting of the stockholders is properly brought before such meeting in accordance with this Section 10 of this Article II will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he will so declare to the meeting and any such business will not be conducted or considered.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The Board of Directors shall manage, or direct the management of,

the business and affairs of the Corporation. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things that are not directed or required by law or the Certificate of Incorporation to be exercised or done by the stockholders.

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SECTION 2. Number. The Board of Directors shall be not less than three directors and not more than ten directors, the exact number of which shall be fixed, from time to time, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. Directors need not be stockholders. The Board of Directors may from time to time add one or more additional directors within the limits provided in the DGCL.

SECTION 3. Election and Term.

(a)	Except as the Certificate of Incorporation or these By-Laws otherwise provide, all of the directors will be elected individually on an annual basis at the annual meeting of stockholders.

(b)	Each director shall hold office until the director’s successor shall have been elected and qualified, subject to the director’s earlier death, resignation or removal, as provided in these By-Laws or the Certificate of Incorporation.

(c)	Elections of directors need not be by written ballot unless the Board of Directors votes to require a written ballot.

(d)	The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors or by consent in writing signed by the holders of outstanding stock having not less than a majority of the votes of such stock.

SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. The resignation shall take effect at the time specified in the notice of resignation or, if the effective time of the resignation is not specified in the notice, immediately upon the Corporation’s receipt of the notice. Unless otherwise specified in the notice, the acceptance of the notice of resignation shall not be necessary to make the resignation effective.

SECTION 5. Removal of Directors. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders holding a majority of the shares then entitled to vote at an election of directors may remove any director from office with or without cause.

SECTION 6. Vacancies and Newly Created Directorships. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

SECTION 7. Place of Meetings. The Board of Directors may meet at the place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

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SECTION 8. Regular Meetings. The Board of Directors shall hold regular meetings at the time and place as the Board of Directors may fix or as may be specified in a notice of meeting. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by applicable law or these By-Laws.

SECTION 9. Special Meetings. The Board of Directors may hold special meetings at any time if the meeting is called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, two or more directors of the Corporation or one director if there is only a single director in office.

SECTION 10. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by applicable law or these By-Laws. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given at least 24 hours before each special meeting, in writing, by electronic transmission or orally (either in person or by telephone), including the time, date and place of the meeting. Any director may waive notice of any meeting in a signed writing or by an electronic transmission that is filed with the minutes or corporate records. Any director who is present at a meeting (in person or by telephone) shall be conclusively presumed to have waived notice of the meeting except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither notice of a meeting nor a waiver of a notice need specify the purposes of, or the business to be transacted at, the meeting.

SECTION 11. Quorum and Voting. A majority of the number of directors in office from time to time or, in the event that there are less than four directors, one director shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Notwithstanding vacancies, a quorum of directors may exercise all of the powers of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting until a quorum is present, and no further notice of the reconvened meeting need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the total number of directors present at the meeting at which there is a quorum shall determine all matters (and in the case of an equality of votes the Chairman of the meeting shall not be entitled to a second or casting vote), except as the Certificate of Incorporation or these By-Laws otherwise provide or as applicable law requires.

SECTION 12. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the Chief Executive Officer or, in the Chief Executive Officer’s absence, an executive officer shall be Chairman of any meeting of the Board of Directors. If none of these officers are present, the directors present shall choose one of their number to be Chairman. The Secretary of the Corporation shall act as secretary at any meeting of the Board of Directors and, if the Secretary of the Corporation is absent, the Chairman of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.

SECTION 13. Compensation. Subject to applicable laws, the Board of Directors shall have authority to fix or establish policies for the compensation, including fees and reimbursement of expenses, for services that the directors provide to the Corporation.

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SECTION 14. Committees. The Board of Directors may designate one or more committees, including an audit committee, consisting of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each committee, to the extent permitted by Section 141(c)(2) of the DGCL and provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors; but no committee shall have the power or authority to:

(a)	approve, adopt or recommend to the stockholders any action or matter expressly required by Delaware law to be submitted to the stockholders for approval; or

(b)	adopt, amend or repeal any By-Law of the Corporation.

SECTION 15. Action by Written Consent. Unless restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions of them) are filed with the minutes of the proceedings of the Board of Directors or the committee, as the case may be. The filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 16. Telephonic Meeting. Any one or more members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or the committee by means of a conference call or using any communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

SECTION 17. Electronic Transmission. To the fullest extent permitted by applicable law, any action permitted to be taken in writing pursuant to these By-Laws may also be taken by electronic transmission.

ARTICLE IV

OFFICERS

SECTION 1. Offices and Official Positions. The officers of the Corporation shall be elected by the Board of Directors and may consist of a President, a Secretary, a Chairman, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors shall determine. Any number of offices may be held by the same person. The Board of Directors may choose not to fill any office for any period as it may deem advisable. None of the officers need be a director or a stockholder of the Corporation or a resident of Delaware. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time shall be conferred by these By-Laws or the Board of Directors.

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SECTION 2. Election and Term of Office. The Board of Directors shall elect the officers of the Corporation at its annual meeting. If the election of officers is not held at such meeting, the election shall be held at a regular or special meeting of the Board of Directors. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation or removal.

SECTION 3. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. The resignation shall take effect at the time specified in the notice of resignation or, if the effective time of the resignation is not specified in the notice, immediately upon the Corporation’s receipt of the notice. Unless otherwise specified in the notice, the acceptance of the notice of resignation shall not be necessary to make the resignation effective.

SECTION 4. Removal. The Board of Directors may remove any officer of the Corporation, with or without cause, at any time.

SECTION 5. Vacancies. The Board of Directors may fill a vacancy in any office for the unexpired portion of the term.

SECTION 6. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors or the stockholders. The Chairman shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time assign to him or her. The same individual may serve as both Chairman of the Board and Chief Executive Officer.

SECTION 7. Chief Executive Officer. In the absence of the Chairman of the Board or if a Chairman of the Board shall have not been elected, the Chief Executive Officer shall preside at all meetings of the stockholders and Board of Directors at which he or she is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-Laws.

SECTION 8. President. The President shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all of the restrictions of the Chief Executive Officer. The President shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these By-Laws may, from time to time, prescribe.

SECTION 9. Vice-President. In the absence of the President, at the President’s request or in the event of the President’s inability or refusal to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President shall perform all duties of the President, including the duties of the Chairman of the Board if and as assumed by the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with applicable laws, these By-Laws or action of the Board of Directors, as the Board of Directors or the President may from time to time assign to them.

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SECTION 10. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) have charge of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the Secretary by such stockholder, director or member; (e) sign with the Chairman of the Board, the President or a Vice President, certificates for shares of stock of the Corporation the Board of Directors has authorized for issuance; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as the Board of Directors, the Chairman of the Board or President may from time to time assign to the Secretary. The Secretary may delegate such details of the performance of duties of the Secretary’s office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.

SECTION 11. Treasurer. The Treasurer shall: (a) be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with these By-Laws; (c) disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation; (d) render to the Chief Executive Officer, President or the Board of Directors, upon request, an account of all his or her transactions as Treasurer and on the financial condition of the Corporation; and (e) in general, perform all duties incident to the office of Treasurer and such other duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may from time to time assign to the Treasurer. The Treasurer may delegate such details of the performance of duties of such office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

SECTION 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, by such officer as the Board of Directors shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a director of the Corporation.

SECTION 13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

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ARTICLE V

CAPITAL STOCK

SECTION 1. Issuance of Stock. Unless otherwise voted by stockholders and subject to the provisions of the Certificate of Incorporation and the DGCL, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in the manner, for the consideration and on the terms as the Board of Directors may determine.

SECTION 2. Stock Certificates. Certificates shall represent the stock of the Corporation, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. If the shares are represented by certificates, such certificates shall be in a form approved by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

SECTION 3. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be that officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if he were that officer, transfer agent or registrar at the date of issue. All certificates properly surrendered to the Corporation for transfer shall be cancelled and, except as set forth in Section 4 of this Article V, no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares has been surrendered and cancelled and the Corporation reimbursed for any applicable taxes on the transfer.

SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may also require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to provide the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of a new certificate or uncertificated shares.

SECTION 5. Transfers of Stock. Transfers of shares of stock shall be made only on the books of the Corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the Corporation. In the case of certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the Corporation has notice applicable to the certificate or shares represented thereby, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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SECTION 6. Registered Stockholders. The books of the Corporation shall include the names and addresses of the holders of record of the shares of stock of the Corporation’s capital, together with the number of shares of each class and series held by each record holder and the date of issue of those shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock as the person entitled to exercise the rights of a stockholder, including to receive dividends and to vote as the owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in the share or shares of stock on the part of any other person, whether or not it shall have express or other notice of the claim, except as the laws of Delaware otherwise provide.

SECTION 7. Dividends. Subject to applicable law and the Certificate of Incorporation, the Board of Directors may, out of funds legally available for dividends at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless applicable law or the Certificate of Incorporation otherwise provide. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, a sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation. Any dividend unclaimed after a period of two years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION 8. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 9. Regulations. The Board of Directors may make additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or with respect to uncertificated shares of stock of the Corporation.

ARTICLE VI

PROTECTION OF DIRECTORS AND OFFICERS; INDEMNIFICATION

SECTION 1. Limitation of Liability. No director or officer shall be liable for:

(a)	the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation or any other person;

(b)	any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be loaned out or invested;

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(c)	any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited;

(d)	any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; or

(e)	any other loss, damage or misfortune whatever which may happen in the execution of the duties of the director’s or officer’s respective office or in relation thereto,

unless the same shall happen by or through the director’s or officer’s failure to exercise the powers and to discharge the duties of the director’s or officer’s office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the DGCL or relieve such director or officer from liability for a breach of the DGCL.

SECTION 2. Right to Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

SECTION 3. Right to Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a director or officer of the Corporation in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 3 of this Article VI or otherwise. Payment of such expenses actually and reasonably incurred by such person may be made by the Corporation, subject to, if the Corporation at the time of payment has a general counsel, such terms and conditions as the general counsel of the Corporation in his or her discretion deems appropriate.

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SECTION 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI will not be exclusive of any other right which such person may have or hereafter acquire under any applicable law, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

SECTION 5. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity. Subject to the DGCL, the Corporation may indemnify its employees, agents and such other persons, as the directors may determine.

SECTION 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

SECTION 7. Repeal, Amendment, or Modification. Any amendment, repeal or modification of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. Seal. The Corporation may have a seal which shall be adopted and may be changed by the Board of Directors.

SECTION 2. Fiscal Year. Until changed by the Board of Directors, by resolution, fiscal year of the Corporation shall end on the 31st day of December in each year.

SECTION 3. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors and each officer shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon the information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which the director, committee member or officer reasonably believes are within the other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

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SECTION 4. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

SECTION 5. Severability and Inconsistency. Any determination that any provision of these By- Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws. If any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of the inconsistency, but shall otherwise be given full force and effect.

SECTION 6. Notice and Waiver of Notice. Whenever any notice is required to be given to any stockholder or director by these By-Laws or the Certificate of Incorporation, it shall be deemed to be sufficient if given by mailing, postage paid, addressed to the person or persons entitled thereto at their post office addresses appearing on the books or other records of the Corporation, and such notice shall be deemed to have been given on the date of such mailing, but said notice shall also be deemed to be sufficient and to have been given and received if given in any other manner or by any other means authorized by law or provided for elsewhere in these By-Laws. A waiver or waivers of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 7. Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any director or officer or as otherwise directed by the Board of Directors.

SECTION 8. Execution in Counterpart, by Facsimile, and by Electronic Signature.

(a)	Subject to the DGCL, any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of an electronic signature or facsimile;

(b)	any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document; and

(c)	subject to the DGCL, wherever a notice, document or other information is required under the DGCL or these By-Laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.

Notwithstanding the foregoing, the Board of Directors may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

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SECTION 9. Voting Rights in Other Bodies Corporate. Any officer or director may execute and deliver proxies and take any other steps as in the officer’s or director’s opinion may be necessary or desirable to permit the exercise on behalf of the Corporation of voting rights attaching to any securities held by the Corporation. In addition, the Board of Directors may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION 10. Banking Arrangements. The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the Board of Directors may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other persons as the Board of Directors may designate, direct or authorize from time to time and to the extent thereby provided.

ARTICLE VIII

BORROWING

SECTION 1. Without limit to the power of the Board of Directors as provided in the DGCL, the Board of Directors may from time to time on behalf of the Corporation:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	to the extent permitted by the DGCL, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

SECTION 2. Subject to the DGCL, the Board of Directors may from time to time delegate to a director, a committee of directors, an officer or such other person or persons so designated by the Board of Directors all or any of the power conferred on the Board of Directors by this Article VIII or by the DGCL to such extent and in such manner as the Board of Directors shall determine at the time of each such delegation.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended, altered, changed, modified or repealed and new By-Laws adopted at any meeting of the Board of Directors. The fact that the power to amend, alter, change, modify or repeal these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

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Exhibit H

Comparison of Shareholder Rights under Canadian Law and Delaware Law

On completion of the Domestication, Shareholders will hold shares of common stock of New Almonty, a corporation incorporated under the DGCL. Shareholders of corporations incorporated under the DGCL are afforded similar rights as are available to shareholders under the CBCA. However, there are certain material differences between the two statutes and the regulations made or law developed thereunder. The following is a summary of certain material differences between the DGCL and the CBCA which management of the Company considers material to Shareholders. This summary is not an exhaustive review of the material differences between the CBCA and the DGCL. Reference should be made to the full text of both statutes and the regulations and laws developed thereunder for the particulars of any material differences between them, as well as the full text of the Certificate of Incorporation and By-Laws of New Almonty attached to this Circular as Exhibit F and Exhibit G, respectively. Shareholders should consult their legal or other professional advisors with regard to the implications of Domestication which may be of importance to them.

General. On the effective date of the Domestication, we will be deemed for purposes of the DGCL to have been incorporated under the laws of the State of Delaware from our inception and we will be governed by the Delaware Certificate of Incorporation filed with the Certificate of Conversion. Material differences between Canadian corporate law and Delaware corporate law and between our current articles of incorporation and by-laws and the proposed Delaware Certificate of Incorporation and By-Laws will result in various changes in the rights of our Shareholders. The following summary comparison highlights provisions of applicable Canadian corporate law and our current Canadian articles of incorporation and by- laws and Delaware corporate law and the proposed Certificate of Incorporation and By-Laws of New Almonty.

Capital Structure. Under our current Canadian articles of incorporation, we presently have the authority to issue an unlimited number of Common Shares, no par value per Common Share. Under its proposed Delaware Certificate of Incorporation, New Almonty will have the authority to issue a total of 750,000,000 shares of capital stock, consisting of 500,000,000 New Almonty Shares, $0.00001 par value per share, and 250,000,000 Preferred Shares, $0.00001 par value per share. Under Canadian law, there is no franchise tax on our authorized capital stock. Pursuant to Delaware law, New Almonty will initially be required to pay an annual corporate franchise tax of approximately $200,000 in order to maintain its good standing as a Delaware corporation. The amount of that annual franchise tax could change if New Almonty’s capital structure changes.

Shareholder Approval; Vote on Extraordinary Corporate Transactions. Canadian law generally requires a vote of shareholders on a greater number and diversity of corporate matters than Delaware law, such as a corporate name change, a creation of a new class of shares or an increase or decrease of the minimum or maximum number of directors. Furthermore, many matters requiring shareholder approval under Canadian law must be approved by a special resolution of not less than two-thirds of the votes cast by shareholders who voted on those matters. In some cases, such as an amendment to the articles of a corporation that affects classes of shares differently, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, whether or not shares of such class or series otherwise carry the right to vote.

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Under the DGCL, the affirmative vote of the holders of two-thirds of the outstanding stock entitled to vote thereon (or the affirmative vote of the holders of a majority of such outstanding stock, if a statement to that effect was included in the articles at the time they were initially filed or is included in an amendment to the articles approved by the affirmative vote of the holders of two-thirds of the then outstanding stock entitled to vote thereon) is required to authorize any merger, share exchange, consolidation, dissolution or sale of all or substantially all of the assets of the corporation, except that, unless required by its certificate of incorporation, no authorizing shareholder vote is required to approve a plan of merger or share exchange if: (i) the articles of incorporation of the surviving corporation will not differ from the corporation’s articles (other than certain inconsequential differences), (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the transaction will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the transaction, (iii) the number of voting shares outstanding immediately after the transaction plus the number of voting shares issuable as a result of the transaction, either by conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of voting shares of the surviving corporation outstanding immediately before the transaction, and (iv) the number of participating shares (defined to mean shares that entitled their shareholders to participate without limitation in dividends) outstanding immediately after the transaction plus the number of participating shares issuable as a result of the transaction, either by the conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the transaction. In certain cases, a plan of merger or share exchange is also required to be approved separately by the holders of a class or series of shares.

Amendments to the Governing Documents. Under Canadian law, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders voting on the resolution. If the proposed amendment would affect a particular class of securities in certain specified ways, the holders of shares of that class would be entitled to vote separately as a class on the proposed amendment, whether or not the shares otherwise carried the right to vote. The CBCA allows the directors to make, amend or repeal any by-law. When directors make, amend or repeal a by-law, they are required under the CBCA to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the by-law, the amendment or the repeal with the approval of a majority of the votes cast by shareholders who voted on the resolution.

Under the DGCL, the board of directors must first recommend the amendment to the articles of incorporation to the shareholders unless the board determines that, because of conflict of interest or other special circumstances, it cannot make a recommendation. Unless a greater level of approval is required by the articles or by the board (which can condition its submission of a proposed amendment on any basis), the amendment must be approved by (i) a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters’ appraisal rights, and (ii) a majority of the votes cast by any other voting group entitled to vote on the amendment.

The DGCL also provides that the board of directors may amend or repeal a corporation’s by-laws unless the articles of incorporation reserve the power exclusively to the shareholders in whole or in part or unless the shareholders, in amending, adding or repealing a particular by-law, provide expressly that the board may not amend or repeal that by-law. The foregoing notwithstanding, the shareholders may amend or repeal a corporation’s by-laws even though the by-laws may also be amended or repealed by the board of directors. The proposed By-Laws of New Almonty are consistent with these DGCL provisions.

Place of Meetings. The CBCA provides that meetings of shareholders must be held at the place within Canada provided in the corporation’s by-laws or, in the absence of such provision, at the place within Canada that the directors determine. A meeting of shareholders may be held at a place outside of Canada if the place is specified in the articles of incorporation or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place.

The DGCL provides that meetings of the stockholders be held at any place in or outside of Delaware designated by, or in the manner provided in, the certificate of incorporation or by-laws. The proposed By- Laws of New Almonty provide that meetings of the stockholders will be held at any place designated by the board of directors, or may instead be held solely by means of remote communication as provided under the DGCL.

Quorum of Shareholders. The CBCA provides that, unless the by-laws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. The Company’s current by-laws provide that holders of shares representing, in the aggregate, not less than 25 percent of the shares entitled to vote at a meeting of Shareholders, whether present in person or represented by proxy, will constitute a quorum at that meeting, provided that a quorum shall not be less than two persons.

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Under the DGCL, the certificate of incorporation or by-laws may specify the required quorum, but generally a quorum may consist of not less than one-third of the total voting power. The proposed By-Laws of New Almonty provide that the holders of not less than one third of the voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum at a meeting of stockholders.

Call of Meetings. The CBCA provides that a special meeting of shareholders may be called by the directors.

In addition, the holders of not less than five percent of our issued Common Shares may requisition the directors requiring them to call and hold a special meeting for the purposes stated in the requisition.

The DGCL provides that a special meeting of the stockholders may be called by the board of directors or by any person or persons as may be authorized by the certificate of incorporation or by-laws. The proposed By-Laws of New Almonty provide that a special meeting of stockholders may be called by the directors, by the chairman of the board, the president or the chief executive officer. Accordingly, following the Domestication, Stockholders will not be permitted to call special meetings of Stockholders. New Almonty will continue to hold annual meetings of Stockholders, and in the event New Almonty fails to hold an annual meeting as required under the DGLC, any Stockholder or director of New Almonty may apply to the Delaware Court of Chancery to order that a meeting of Stockholders be held.

Shareholder Consent in Lieu of Meeting. Under the CBCA, shareholders can take action by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution. Under the DGCL, unless otherwise limited by the certificate of incorporation, stockholders may act by written consent without a meeting if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action. Under the DGCL, a corporation shall give prompt notice of any action taken by written consent without a meeting to any stockholders who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date of such written consent.

Director Election, Qualification and Number. The CBCA provides for the election of directors by a majority of votes cast at an annual meeting of shareholders. The CBCA states that a distributing corporation must have no fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates. Additionally, at least twenty-five percent of the directors must be resident Canadians unless the corporation has fewer than four directors, in which case at least one director must be a resident Canadian.

The DGCL states that a corporation must have a board of directors consisting of one or more members, each of whom must be a natural person. The DGCL has no requirements regarding non-employee directors or directors resident in a certain jurisdiction. However, the governance standards of the TSX require at least two independent directors. The proposed By-Laws of New Almonty prescribe a minimum of three and a maximum of ten directors. New Almonty’s By-Laws will provide for directors to be elected by a plurality of the votes cast with respect to their election or by consent in writing signed by the holders of outstanding New Almonty Shares having not less than a majority of the votes of the New Almonty Shares. In accordance with the policies of the TSX, New Almonty will remain subject to Almonty’s majority voting policy, which requires a director to tender his or her resignation as a director if the number of votes cast in favour of his or her election is less than the number of votes withheld with respect to his or her election.

Director Term, Removal and Filling of Vacancies. The CBCA provides that a director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following the director’s election. The CBCA provides that it is not necessary that all directors elected at a meeting of shareholders hold office for the same term. Almonty’s directors are elected to one-year terms expiring at the next annual meeting of Shareholders. The DGCL provides that directors of a Delaware corporation may, by the certificate of incorporation or by-laws, be divided into one, two or three classes. New Almonty’s directors will be elected to one-year terms expiring at the next annual meeting of Stockholders. New Almonty’s Certificate of Incorporation and By-Laws will not provide for staggered terms or a classified Board.

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The CBCA provides that the shareholders of a corporation may, by an ordinary resolution passed by the majority of shareholders who voted in respect of that resolution at a special meeting, remove any director or directors from office. New Almonty’s Certificate of Incorporation and By-Laws will provide that Stockholders holding a majority of the New Almonty Shares then entitled to vote at an election of directors may remove any director from office with or without cause.

The CBCA provides that, subject to any rights of shareholders (or a class of shareholders) to fill a vacancy among the directors, as set forth in the articles, a vacancy among the directors may be filled by a quorum of directors except when the vacancy results from an increase in the number or the minimum or maximum number of directors or from a failure to elect the number or minimum number of directors provided for in the articles. If there is not a quorum of directors or if there has been a failure to elect the number or minimum number of directors provided for in the articles, the directors then in office must without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. Each director appointed or elected to fill a vacancy holds office for the unexpired term of their predecessor. Almonty’s articles of incorporation provide that the directors may appoint one or more additional directors within the limits provided in the CBCA.

The DGCL provides that, unless otherwise provided in the certificate of incorporation or by-laws, vacancies and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum. Delaware common law also gives stockholders power to fill vacancies, unless the corporation’s certificate of incorporation or by-laws provide otherwise. New Almonty’s Certificate of Incorporation will provide that any newly created directorships resulting from an increase in the authorized number of directors and any vacancies on the Board shall be filled by the affirmative votes of a majority of the remaining members of the Board, even if less than a quorum, or by a sole remaining director if applicable. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

Director Nominations and Shareholder Proposals. The CBCA provides that a registered or beneficial holder of shares entitled to be voted at an annual meeting of shareholders may submit notice to the corporation of any matter that the person proposes to raise at the meeting, which we refer to as a “proposal”, and discuss at the meeting any matter in respect of which the person would have been entitled to submit a proposal.

To be eligible to submit a proposal, a registered or beneficial shareholder must: (1) be, for at least the six- month period immediately before the day on which the shareholder submits the proposal, the registered holder or beneficial owner of at least: (a) 1% of the total outstanding voting shares of the corporation, as of the day on which the shareholder submits the proposal; or (b) the number of voting shares whose fair market value, as determined at the close of business on the day before the shareholder submits the proposal to the corporation, is at least $2,000; or (2) have the support of persons who in the aggregate, and including or not including the person that submits the proposal, have been, for at least the six-month period immediately before the day on which the shareholder submits the proposal, the registered holder or the beneficial owner of at least: (a) 1% of the total outstanding voting shares of the corporation, as of the day on which the shareholder submits the proposal; or (b) the number of voting shares whose fair market value, as determined at the close of business on the day before the shareholder submits the proposal to the corporation, is at least $2,000.

A proposal made pursuant to the CBCA may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the shares or 5% of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this does not preclude nominations made at a meeting of shareholders. A proposal submitted by notice to the corporation must include the name and address of the person making the proposal and of the person’s supporters, if applicable, and the number of shares held or owned by the person and the person’s supporters, if applicable, and the date such shares were acquired.

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If the corporation solicits proxies, it must set out the proposal in its management proxy circular or attach the proposal thereto. Additionally, if so requested by the person who submits a proposal, the corporation must include in the management proxy circular or attach to it a statement in support of the proposal by the person making the proposal and the name and address of that person. The statement and the proposal must together not exceed 500 words.

The DGCL does not contain any limits on or requirements for stockholders to nominate directors or propose business for annual meetings. The By-Laws of New Almonty will provide the manner in which Stockholders may give notice of director nominations and other business (that is a proper matter for stockholder action under the DGCL) to be brought before an annual meeting. For a Stockholder to properly bring director nominations or other business before an annual meeting of Stockholders: (a) the Stockholder must have been a Stockholder of record at the time of giving notice of the nominations or other business; (b) the Stockholder must be entitled to vote at the meeting at which the nomination or other business is proposed to be considered; (c) the Stockholder must have given timely notice of the nominations or other business to the Secretary of the Company in writing; (d) such other business must otherwise be a proper matter for Stockholder action; and (e) if nominating persons for election to the Board, the Stockholder’s notice must set forth, as to each person whom the Stockholder proposes to nominate for election or re-election to the Board, all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to applicable laws (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The By-Laws of New Almonty provide that, in order to be timely, the Stockholder’s notice of the nominations or other business must be delivered to the Secretary of the Company at the principal executive offices of the Company: (a) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting if such annual meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; or (b) with respect to any other annual meeting of Stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the annual meeting; and (ii) the close of business on the tenth day following the first date of public disclosure of the date of such meeting in a press release reported by the Dow Jones News Service, the Associated Press, or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

Fiduciary Duty of Directors. Directors of a corporation incorporated under the CBCA have fiduciary obligations to the corporation. The CBCA requires directors of a Canadian corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The CBCA provides that, when acting with a view to the best interests of the corporation, the directors and officers of the corporation may consider, without limitation, the following factors: (a) the interests of (i) shareholders, (ii) employees, (iii) retirees and pensioners, (iv) creditors, (v) consumers, and (vi) governments; (b) the environment; and (c) the long-term interests of the corporation.

The fiduciary obligations of directors of corporations incorporated or organized under the DGCL run not just to the corporation but to the corporation’s shareholders. These obligations fall into two broad categories: duty of care and a duty of loyalty. The duty of care requires a director to act in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she believes to be in the best interests of the corporation. It is qualified by the business judgment rule, which protects a disinterested director from personal liability to the corporation and its shareholders if the director acted in good faith, was reasonably informed and rationally believed the action taken was in the best interests of the corporation. The duty of loyalty requires directors to exercise their powers in the interests of the corporation and not in the director’s own interest or in the interest of another person (including a family member) or organization. Stated more simply, the duty of loyalty precludes directors from using their corporate position to make a personal profit or gain, or for other personal advantage.

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Personal Liability of Directors. The CBCA prescribes circumstances where directors can be liable for malfeasance or nonfeasance. Certain actions to enforce a liability imposed by the CBCA must be brought within two years from the date of the resolution authorizing the act at issue. A director will be deemed to have complied with his fiduciary obligations to the corporation under the CBCA if he relied in good faith on:

●	financial statements represented to him by an officer or in a written report of the auditors fairly reflecting the financial condition of the corporation; or

●	a report of a person whose profession lends credibility to a statement made by the professional person.

The CBCA also contains other provisions limiting personal liability of a corporation’s directors.

The personal liability of a director under the DGCL for breach of his or her fiduciary duty is expansive and can be established by the corporation, through a derivative action brought on behalf of the stockholders, or by an aggrieved stockholder, in a separate action. The proposed Certificate of Incorporation of New Almonty seeks to limit such personal liability, however these limitations are not effective with respect to the following proscribed conduct under the DGCL:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	an unlawful payment of a dividend or an unlawful stock purchase or redemption; and

●	any transaction from which the director derived an improper personal benefit.

Indemnification of Officers and Directors. Under the CBCA and pursuant to our current by-laws, we will indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us. In order to qualify for indemnification such directors or officers must:

●	have acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of another entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

●	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his conduct was lawful.

We currently have indemnity agreements in place for all of our directors and officers, and we carry liability insurance for directors and officers of the Company and its subsidiaries. These agreements will continue following the Domestication, subject to any amendments necessary to reflect that New Almonty is governed by the DGCL.

The CBCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.

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Delaware law permits a corporation to indemnify its present or former directors and officers, employees and agents made a party, or threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person:

●	acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and

●	with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

In a derivative action, or an action by or in the right of the corporation, the corporation is permitted to indemnify directors, officers, employees and agents against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that, the court in which the action or suit was brought or the Chancery Court of the State of Delaware shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability to the corporation.

The DGCL allows the corporation to advance expenses before the resolution of an action, if in the case of current directors and officers, such persons agree to repay any such amount advanced if they are later determined not to be entitled to indemnification. The proposed By-Laws of New Almonty generally provide for mandatory indemnification and advancement of expenses of our directors and officers to the fullest extent permitted under the DGCL; provided, however, that directors and officers shall not be entitled to indemnification for actions initiated by such parties unless the board of directors authorizes such action. Following the Domestication, New Almonty will carry liability insurance for its and its subsidiaries’ officers and directors.

Derivative Actions. Under the CBCA, a complainant, who is defined as either a present or former registered holder or beneficial owner of a security of a corporation or any of its affiliates; a present or former director or officer of a corporation or any of its affiliates; the CBCA Director; or any other person who, in the discretion of a court, is a proper person to make an application under the CBCA relating to shareholder remedies, may apply to the court for the right to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which they are a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the entity. Under the CBCA, the court must be satisfied that:

●	the complainant has given proper notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action;

●	the complainant is acting in good faith; and

●	it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the CBCA, the court in a derivative action may make any order it sees fit including orders pertaining to the control or conduct of the lawsuit by the complainant or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

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Similarly, under Delaware law a stockholder may bring a derivative action on behalf of the corporation to enforce a corporate right, including the breach of a director’s duty to the corporation. Delaware law requires that the plaintiff in a derivative suit be a stockholder of the corporation at the time of the wrong complained of and remain so throughout the duration of the suit; that the plaintiff make a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and that the plaintiff is an adequate representative of the other stockholders.

Dissenters’ Rights. The CBCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and demand payment for the fair value of their shares. Dissent rights exist when there is a vote upon matters such as:

●	any amalgamation with another corporation (other than with certain affiliated corporations);

●	an amendment to the corporation’s articles of incorporation to add, change or remove any provisions restricting the issue, transfer or ownership of shares;

●	an amendment to the corporation’s articles of incorporation to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

●	a continuance under the laws of another jurisdiction;

●	a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and

●	a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

The DGCL grants the holder of any class or series of shares the right to dissent from and obtain payment of the fair value of his shares with respect to any plan of merger to which the corporation is a party (other than mergers with certain subsidiary corporations) requiring shareholder approval; any plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; the sale or exchange of all or substantially all of the property of the corporation other than in the normal course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan through which all of the net proceeds of sale will be distributed to the shareholders within one year; an amendment to the articles that materially and adversely affects the dissenting shareholder because it (i) alters or abolishes a preferential right, (ii) creates, alters or abolishes a right in respect of redemption, (iii) alters or abolishes a preemptive right, (iv) excludes or limits the right of shares to be voted on any matter or to accumulate votes, or (v) reduces the number of shares owned by a shareholder to a fractional share if the fractional share so created is to be acquired for cash; and any corporate action taken pursuant to a shareholder vote to the extent the articles, by-laws or a resolution of the board provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

Oppression Remedy. Under the CBCA, a complainant has the right to apply to a court for an order where an act or omission of the corporation or an affiliate effects a result, or the business or affairs of the corporation or an affiliate are or have been conducted in a manner, or the directors’ powers are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. On such application, the court may make any interim or final order it thinks fit, including, without limitation, an order restraining the conduct complained of.

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The DGCL does not contain a similar remedy, although causes of action seeking to obtain comparable remedies can be asserted against a corporation and its affiliates under any of several common law theories.

Business Combinations. Section 203 of the DGCL provides, with some exceptions, that a Delaware corporation may not engage in any business combination with a person, or an affiliate or associate of such person, who is an interested stockholder for three years from the time that person became an interested stockholder unless:

●	the board of directors approved the transaction before the “interested stockholder” obtained such status;

●	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of a Delaware corporation’s outstanding voting stock at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and are also officers and (ii) employee stock plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in the tender or exchange offer; or

●	on or subsequent to such date, the business combination or merger is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by two-thirds of the holders of the outstanding common stock not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock.

A corporation may, at its option, exclude itself from the coverage of Section 203 by an appropriate provision in its certificate of incorporation. The proposed Certificate of Incorporation of New Almonty does not contain such an exclusion from Section 203 of the DGCL.

There is no comparable provision relating to business combinations under the CBCA, but restrictions on business combinations do exist under applicable Canadian securities laws.

Examination of Corporate Records. Under the CBCA, shareholders, creditors and their personal representatives may examine certain corporate records, such as the securities register and a list of shareholders, and any other person may do so on payment of a reasonable fee. Each such person must provide an affidavit containing specific information. A list of shareholders or information from a securities register may not be used except in connection with an effort to influence the voting of shareholders of the corporation, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

Under Delaware law, for any proper purpose, shareholders have the right to inspect, upon written demand under oath stating the purpose for such inspection, the corporation’s stock ledger, list of stockholders and other specified books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person’s interest as a stockholder.

Anti-Takeover Effects. Some powers granted to companies under Delaware law may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

●	implement a staggered board of directors, which prevents an immediate change in control of the board;

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●	require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

●	only allow the board of directors to call a special meeting of stockholders, which may deny a raider the ability to call a meeting to make disruptive changes;

●	eliminate stockholders’ action by written consent, which would require a raider to attend a meeting of stockholders to approve any proposed action by the corporation;

●	remove a director from a staggered board only for cause, which gives some protection to directors on a staggered board from arbitrary removal;

●	provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a raider, would control vacant board positions;

●	provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments; and

●	issue “blank check” preferred stock, which may be used to make a corporation less attractive to a raider.

The proposed Certificate of Incorporation and By-Laws of New Almonty include the following provisions, which may discourage a hostile takeover attempt:

●	a requirement that stockholders provide prior notice to nominate directors;

●	prohibitions on the ability of stockholders to call a special meeting of stockholders;

●	provisions that give the board of directors the authority to determine the number of directors and fill vacancies on the board of directors; and

●	provisions that give the board of directors the authority to issue preferred stock having rights, privileges, limitations and other characteristics that are established by the board of directors without shareholder approval.

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Exhibit I

Section 190 of the Canada Business Corporations Act

Right to dissent

190(1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)	amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)	amalgamate otherwise than under section 184;

(d)	be continued under section 188;

(e)	sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)	carry out a going-private transaction or a squeeze-out transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

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Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)	the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)	the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c)	the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

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Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)	a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

(a)	all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

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(b)	the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a)	withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

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